UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Universal Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 22, 2014

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc. (“Company,” “we” or “us”). The Annual Meeting will be held at 9:00 a.m., Eastern Daylight Time, on June 5, 2014, at the Loews Boston Hotel, Taylor Room, 350 Stuart Street, Boston, Massachusetts 02116.

Our shareholders will be asked to (i) elect nine (9) directors, each to hold office until the 2015 annual meeting or until his successor has been elected and qualified; (ii) cast an advisory vote on the Company’s executive compensation; and (iii) ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and in accordance with the Board of Directors’ recommendation on such other matters as may be submitted to you for a vote at the Annual Meeting.

We encourage you to vote, regardless of the number of shares you own. Please sign and return your proxy card in the enclosed postage-paid envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on June 5, 2014.

In addition to the proxy materials, enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Sincerely,

Sean P. Downes Chairman, President and Chief Executive Officer

1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309

(954) 958-1200

UNIVERSAL INSURANCE HOLDINGS, INC.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

NOTICE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company,” “we” or “us”), will be held at 9:00 a.m., Eastern Daylight Time, on June 5, 2014, at the Loews Boston Hotel, Taylor Room, 350 Stuart Street, Boston, Massachusetts 02116, for the following items of business:

1. To elect nine (9) directors, each to hold office until the 2015 annual meeting or until his successor has been elected and qualified;

2. To cast an advisory vote on the Company’s executive compensation;

3. To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014; and

4. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A complete list of shareholders of record of the Company on the record date will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the ten (10) day period prior to the Annual Meeting, at the executive offices of the Company, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions to the Company by mail. By submitting your proxy voting instructions promptly, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares in person.

In the event that there are not sufficient votes to approve any one of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

IN ORDER TO SUBMIT PROXY VOTING INSTRUCTIONS PRIOR TO THE ANNUAL MEETING, COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen J. Donaghy, Secretary Fort Lauderdale, Florida April 22, 2014

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(continued)

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UNIVERSAL INSURANCE HOLDINGS, INC.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company,” “we” or “us”), of proxies to be voted at the 2014 Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Loews Boston Hotel, Taylor Room, 350 Stuart Street, Boston, Massachusetts 02116, on June 5, 2014 at 9:00 a.m., Eastern Daylight Time, and at any and all postponements or adjournments thereof, for the items of business set forth in the accompanying Notice of Annual Meeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements audited by Plante & Moran, PLLC, is included. This Proxy Statement, Notice of Annual Meeting, accompanying proxy card and Annual Report are first expected to be posted together to http://www.cstproxy.com/universalinsuranceholdings/2014 on or about April 23, 2014.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Frank C. Wilcox as proxy for the Annual Meeting.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Frank C. Wilcox as proxy to vote on your behalf.

3.	What is the difference between holding shares as a shareholder and as a beneficial shareholder?

If your shares are registered directly in your name with our registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to those shares.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

4.	How do I attend the meeting? What do I need to bring?

You need to bring a photo ID to gain admission.

If you are a beneficial owner, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of shares and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described in response to question 5.

Please note that cameras and sound or video recording equipment will not be permitted in the meeting room.

5.	How can I vote at the meeting if I am a beneficial owner?

You will need to ask your broker, bank or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting.

6.	What different methods can I use to vote?

By Written Proxy: All shareholders can vote by written proxy card. If you are a beneficial owner, you will receive a written proxy card or a voting instruction form from your broker, bank or other intermediary.

In Person: All shareholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy, as described in response to question 5.

7.	What is the record date and what does it mean?

The record date for the Annual Meeting is April 17, 2014. The record date is established by the Board as required by the Delaware General Corporation Law and our bylaws. Owners of record at the close of business on the record date are entitled to receive notice of the Annual Meeting and vote at the Annual Meeting and any adjournments of the Annual Meeting.

8.	What securities will be voted at the Annual Meeting?

The securities to be voted at the Annual Meeting consist of (i) shares of common stock of the Company, $0.01 par value per share (“Common Stock”), with each share entitling its record owner to one (1) vote, (ii) shares of Series M Preferred Stock of the Company, $0.01 par value per share (“Series M Preferred Stock”), with each share entitling its record owner to one (1) vote and (iii) shares of Series A Preferred Stock of the Company, $0.01 par value per share (“Series A Preferred Stock”), with each share entitling its record owner to one (1) vote. The holders of Series M Preferred Stock, voting separately as a series, are entitled to elect two (2) directors at the Annual Meeting. The holder of all of the outstanding shares of Series M Preferred Stock has advised us that he currently does not intend to exercise his right to elect two (2) directors at the Annual Meeting. While the holder of the Series M Preferred Stock has not submitted any director nominees for inclusion in this Proxy Statement, such holder retains the right to elect two (2) directors at the Annual Meeting. The holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class, are entitled to elect the remaining directors.

9.	What shares are included on the proxy card?

Shareholders of Common Stock, Series A Preferred Stock and Series M Preferred Stock will receive one proxy card for all of the shares of Common Stock, Series A Preferred Stock and Series M Preferred Stock that they hold in certificate form and/or in book-entry form.

10.	What constitutes a quorum at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Series M Preferred Stock entitled to vote at the Annual Meeting for those matters where a separate vote of the Series M Preferred Stock is required, and of at least a majority of the total number of outstanding shares of the Common Stock, Series M Preferred Stock and Series A Preferred Stock entitled to vote at the Annual Meeting for those matters where the Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as a class, is required, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the Annual Meeting, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice.

11.	What can I do if I change my mind after I vote my shares?

Shareholders can revoke a proxy prior to the completion of voting at the Annual Meeting by:

•	sending written notice to Stephen J. Donaghy, Secretary, Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309;

•	delivering a later-dated proxy; or

•	appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person (unless you are a beneficial owner without a legal proxy, as described in the response to question 5).

12.	Are votes confidential? Who counts the votes?

We will continue our practice of holding the votes of all shareholders in confidence from directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspector of the election to certify the results of the vote.

13.	What votes may I cast for the proposals?

With respect to Proposal 1, you may either (i) vote in favor of all nominees; (ii) vote in favor of specific nominees; (iii) withhold your vote with respect to all nominees; or (iv) withhold your vote with respect to specific nominees.

With respect to Proposals 2 and 3, you may vote “For” or “Against,” or “Abstain” from voting.

14.	How many votes are needed for each proposal and how are the votes counted?

If a quorum is present at the Annual Meeting, the nine (9) nominees for election as directors who receive the greatest number of affirmative “For” votes at the meeting will be elected as directors (Item 1 on the Proxy Card).

The favorable vote of a majority of the votes cast on the proposal will be required:

•	FOR the approval, on an advisory basis, of the Company’s executive compensation (Item 2 on the Proxy Card); and

•	FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year 2014 (Item 3 on the Proxy Card); and

•	FOR any other proposal that might properly come before the meeting.

15.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all director nominees as set forth in this Proxy Statement;

•	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

•	FOR the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year 2014.

16.	What are abstentions and broker non-votes and how are they counted?

Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to any of the items presented in this Proxy Statement. Under the rules of the New York Stock Exchange (“NYSE”), on which shares of our Common Stock are traded, Item 3 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 1 and 2 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 1 or 2 if the beneficial owners fail to provide voting instructions.

17.	Who pays the cost in connection with the solicitation of proxies?

We will bear the cost of soliciting proxies in the enclosed form. Officers and regular employees of the Company may solicit proxies by a further mailing or personal conversations or via e-mail, telephone or facsimile, provided that they do not receive compensation for doing so. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING OF UNIVERSAL INSURANCE HOLDINGS, INC. TO BE HELD ON JUNE 5, 2014

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are first expected to be posted together to http://www.cstproxy.com/universalinsuranceholdings/2014 on or about April 23, 2014.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our Board has the ultimate authority for the management of the Company’s business, objectives and operations. The Board selects our executive officers, delegates responsibilities for the conduct of day-to-day operations to those officers and monitors the performance of the officers.

Meetings of the Board are held regularly each quarter and as required. The Board held six (6) meetings during 2013. All of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2013. We encourage our Board members to attend the Annual Meeting and expect that they will attend. All of our Board members attended the 2013 annual meeting.

Compensation of our Directors

In 2013, we paid an annual directors’ fee of $85,000, paid monthly, to each non-employee director of the Company. We also paid an annual fee of $15,000, paid monthly, to each non-employee chairman of a committee of our Board. We reimburse all directors for costs and expenses for attending Board meetings. We have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify such individuals, to the fullest extent permitted by law, for claims made against them in connection with their positions as officers, directors or agents of the Company. Directors are also entitled to receive discretionary grants of non-qualified stock options under our 2009 Omnibus Incentive Plan, as amended from time to time.

Director Summary Compensation Table

The table below summarizes the compensation paid to our non-executive directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($) (2)	Total ($)
Scott P. Callahan	$48,167	$17,546	$65,713
Darryl L. Lewis	$48,167	$17,546	$65,713
Norman M. Meier (1)	$16,346	—	$16,346
Michael A. Pietrangelo	$100,000	$16,590	$116,590
Ozzie A. Schindler	$100,000	$16,590	$116,590
Reed J. Slogoff	$100,000	$53,458	$153,458
Joel M. Wilentz, M.D.	$85,000	$16,590	$101,590

(1)	Norman M. Meier acted as Secretary of the Company until February 22, 2013, when he resigned as Secretary and director of the Company. Mr. Meier received a salary of $3,846 in 2013 as Secretary. Such salary was deducted from the compensation Mr. Meier was otherwise entitled to receive as a director of the Company.
(2)	Represents options to acquire, in the aggregate, 320,000 shares of Common Stock.

Election of Director Nominees

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated incumbent directors Scott P. Callahan, Sean P. Downes, Darryl L. Lewis, Michael A. Pietrangelo, Ozzie A. Schindler, Jon W. Springer and Joel M. Wilentz, M.D., and new director nominees Ralph J. Palmieri and Richard D. Peterson, for election to the Board to serve as directors until the 2015 annual meeting or until each nominee’s successor is duly elected and qualified. Incumbent director Reed J. Slogoff is not standing for reelection at the Annual Meeting.

The nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that the nominees will be unavailable. If any nominee becomes unavailable for any reason, or if any vacancy in the slate of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such vacancy on the Board.

Acting pursuant to our bylaws, the Board has fixed the number of director seats on our Board at 11. The Board has nominated nine (9) director nominees for election at the Annual Meeting and pursuant to our certificate of incorporation, two (2) Board seats will remain vacant unless the holder of the outstanding shares of Series M Preferred Stock determines to elect two (2) director nominees to fill such seats (as described below). We are soliciting proxies only for the nine (9) director nominees identified above.

The holder of Series M Preferred Stock, voting separately as a series, is entitled to elect directors to fill two (2) director seats. The holder of all outstanding shares of Series M Preferred Stock has advised us that he currently does not intend to exercise his right to elect two (2) directors at the Annual Meeting. While the holder of Series M Preferred Stock has not submitted any director nominees for inclusion in this Proxy Statement, he retains the right to elect two (2) directors at the Annual Meeting.

The holders of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one (1) class, are entitled to elect directors to fill the seats currently held by Scott P. Callahan, Sean P. Downes, Darryl L. Lewis, Michael A. Pietrangelo, Ozzie A. Schindler, Jon W. Springer and Joel M. Wilentz, M.D., all of whom the Board recommends for reelection, and the two (2) seats to be held by our new director nominees, Ralph J. Palmieri and Richard D. Peterson, each of whom the Board recommends for election.

The nine (9) nominees for election as directors who receive the greatest number of affirmative “For” votes of the shares of Common Stock, Series M Preferred Stock and Series A Preferred Stock, voting together as a class at the Annual Meeting, will be elected as directors. If elected, each nominee is expected to serve until the 2015 annual meeting or until his successor is duly elected and qualified.

The table below sets forth the number and classes of Company stock entitled to vote at the Annual Meeting.

Class of Voting Stock	Number of Record Holders as of the Record Date	Number of Shares Outstanding as of the Record Date	Amount of Votes Entitled to Be Cast as of the Record Date

Common Stock	49	35,434,617	35,434,617
Series M Preferred Stock	1	2,000	2,000
Series A Preferred Stock	1	9,975	9,975

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE NOMINEES DESCRIBED ABOVE BE ELECTED AS DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL MEETING OR UNTIL EACH NOMINEE’S SUCCESSOR IS DULY ELECTED AND QUALIFIED

Information Concerning the Board of Directors and Executive Officers

The current directors, new director nominees and executive officers of the Company are as follows:

Name	Age	Position	First Year as Director (Term Expires)	First Year in Current Executive Position (1)
Scott P. Callahan (Director Nominee)	60	Director	2013 (2014)	NA
Stephen J. Donaghy	49	Chief Administrative Officer and Secretary	NA	2013
Sean P. Downes (Director Nominee)	44	Chairman, President and Chief Executive Officer	2005 (2014)	2013
Darryl L. Lewis (Director Nominee)	49	Director	2013 (2014)	NA
Ralph J. Palmieri (Director Nominee)	67	Director Nominee	NA	NA
Richard D. Peterson (Director Nominee)	46	Director Nominee	NA	NA
Michael A. Pietrangelo (Director Nominee)	71	Director	2010 (2014)	NA
Ozzie A. Schindler (Director Nominee)	45	Director	2007 (2014)	NA
Jon W. Springer (Director Nominee)	44	Executive Vice President, Chief Operating Officer and Director	2013 (2014)	2013
Frank C. Wilcox	48	Chief Financial Officer, Principal Accounting Officer	NA	2013
Joel M. Wilentz, M.D. (Director Nominee)	79	Director	1997 (2014)	NA

(1)	See “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control” below for information concerning the employment terms for our Named Executive Officers, determined in accordance with their respective employment agreements.

Biographical Information

Biographical information regarding our current directors, new director nominees and executive officers is as follows:

Directors

Scott P. Callahan has been a director of the Company since June 2013. Until his retirement in 2011, Mr. Callahan served as Executive Vice President of Everest Reinsurance Holdings, Inc. and Everest Reinsurance Company since 2002. Mr. Callahan also served as a director of Everest Reinsurance Company from 2001 to 2011, a director of Everest International Reinsurance, Ltd. from 2003 to 2007 and director of Everest Reinsurance (Bermuda), Ltd. from 2001 to 2007. Each of these entities is a direct or indirect subsidiary of Everest Re Group, Ltd., a provider of reinsurance coverage in the property and casualty reinsurance industry. Dating back to 1979, Mr. Callahan held various positions with subsidiaries and affiliates of Everest Re Group, Ltd. and its predecessor, Prudential Reinsurance Company. Mr. Callahan’s broad knowledge of the reinsurance industry allows him to provide valuable perspective to our Board, particularly on matters related to the Company’s reinsurance program.

Sean P. Downes has been President and Chief Executive Officer of the Company since February 22, 2013, when Bradley I. Meier resigned from such positions. Prior to becoming President and Chief Executive Officer, Mr. Downes served as Senior Vice President and Chief Operating Officer of the Company since January 2005 and Chief Operating Officer of Universal Property & Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of the Company, since July 2003. Mr. Downes has served as a director of the Company since 2005 and as a director of UPCIC since 2003. Mr. Downes was elected as Chairman of the Board in July 2013. Prior to joining UPCIC, Mr. Downes was Chief Operating Officer of Universal Adjusting Corporation, a wholly-owned subsidiary of the Company, from July 1999 to July 2003. During that time, Mr. Downes created the Company’s claims operation. Before joining a subsidiary of the Company in July 1999, Mr. Downes was Vice President of Downes and Associates, a multi-line insurance adjustment corporation. Mr. Downes has over 25 years of experience in the insurance industry. As an experienced financial and operational leader within the insurance industry, Mr. Downes brings a broad understanding of the strategic priorities and operational demands facing the Company.

Darryl L. Lewis has been a director of the Company since June 2013. Mr. Lewis is an established trial attorney in Florida and throughout the southeast region of the United States. Mr. Lewis has been a shareholder with the law firm of Searcy Denney Scarola Barnhart & Shipley, P.A. since 2003. Mr. Lewis was named in the Best Lawyers in America publication in connection with his litigation practice. Mr. Lewis has been recognized in Florida Trend magazine as one of the “legal elite” and named in the South Florida Legal Guide as one of Florida’s top trial lawyers. Mr. Lewis proudly served in the U.S. Army Reserve as a Judge Advocate General (JAG) attorney. A native Kentuckian, Mr. Lewis earned a bachelor of science degree, summa cum laude, in Political Science from Kentucky State University and his law degree from the University of Kentucky. Mr. Lewis’ legal experience and deep knowledge of the Florida business market make him a valuable member of our Board.

Ralph J. Palmieri is a new director nominee this year. Mr. Palmieri has more than 40 years of experience in the insurance and reinsurance industries. Mr. Palmieri served in various capacities with The Hartford Insurance Group (“The Hartford”) and its subsidiaries from 1976 until his retirement in 2007, including Senior Vice President, Specialty Lines, for The Hartford and President and Chief Operating Officer of The Hartford’s surplus lines subsidiary, First State Management Group (formerly known as Cameron and Colby Co.) (“FSMG”), from 1988 to 2007. Mr. Palmieri acted as Executive Vice President for FSMG from 1984 to 1988 and Senior Vice President, Property Lines from 1979 to 1984. Mr. Palmieri served as a director for the National Association of Professional Surplus Lines Offices from 1986 to 1992. Mr. Palmieri completed an executive development program at Duke University, Fuqua School of Business in 1995 and management and executive programs from St. John’s University (College of Insurance) in 1977 and 1980, respectively. Mr. Palmieri also received a certificate of insurance from the University of Rhode Island in 1970. Mr. Palmieri proudly served as a sergeant in the 43rd Military Police Brigade, Rhode Island Army National Guard, from 1965 until 1971, when he was honorably discharged. Mr. Palmieri will bring an acute understanding of the insurance and reinsurance industries and executive leadership experience to our Board.

Richard D. Peterson is a new director nominee this year. Mr. Peterson has over 20 years of experience in the areas of executive management, finance and accounting. Mr. Peterson held senior level finance positions and most recently served as Executive Vice President, Chief Financial Officer and Treasurer of Medicis Pharmaceutical Corporation (“Medicis”) from 1995 to 2012. Medicis was a publicly traded company on the New York Stock Exchange (NYSE: MRX) until it was acquired by Valeant Pharmaceuticals International in 2012. As Chief Financial Officer, Mr. Peterson has an understanding of corporate governance matters and experience with financial reporting and executive leadership. Prior to joining Medicis, Mr. Peterson was a senior financial auditor and consultant with PricewaterhouseCoopers from 1992 to 1995. Mr. Peterson received his Bachelor of Science in Accounting degree from Arizona State University in 1992. Mr. Peterson’s executive leadership, financial and accounting knowledge and general business acumen will make him a valued addition to our Board.

Michael A. Pietrangelo has been a director of the Company since March 2010. Since 1998, Mr. Pietrangelo has practiced law and has been of counsel to the firm of Pietrangelo Cook, PLC. Mr. Pietrangelo is admitted to the bars of the states of New York and Tennessee and the District of Columbia. He currently serves on the board of directors of MRI Interventions Inc., a publicly traded research and development company, and the American Parkinson Disease Association, a not-for-profit organization focused on serving the Parkinson’s community. Mr. Pietrangelo also serves as the managing partner of The Theraplex Company, LLC, a privately held skin care company. From 1994 until 1998, Mr. Pietrangelo served as President of Johnson Products Company, a subsidiary of IVAX Corporation. From 1990 to 1994, Mr. Pietrangelo was the President and Chief

Executive Officer of CLEO, Inc. a subsidiary of Gibson Greetings, Inc. and manufacturer of specialized paper products. From 1967 to 1989, he served in a variety of legal and management roles at the Federal Trade Commission, Pfizer, Inc., Schering-Plough Corporation and Western Publishing Group. Mr. Pietrangelo has valuable experience in corporate governance, legal and financial matters as a result of his participation as a lawyer, executive and director of privately held and public companies as well as non-profit organizations. This experience gives him perspective and knowledge as a member of our Board.

Ozzie A. Schindler has been a director of the Company since January 2007. Mr. Schindler has been a shareholder with the law firm of Greenberg Traurig LLP since 2005, specializing in international tax planning. He earned an LL.M. in Taxation from New York University School of Law in 1995 and graduated with honors from the University of Florida School of Law in 1993. Mr. Schindler graduated with high honors from the University of Florida Fisher School of Accounting in 1990. He is admitted to both the Florida and New York bars. Mr. Schindler provides strong regulatory, accounting, financial, risk analysis, internal audit, compliance, corporate governance and administrative skills and experience to our Board.

Reed J. Slogoff has been a director of the Company since March 1997. Mr. Slogoff is currently a principal with Pearl Properties, LLC, a commercial real estate investment firm based in Philadelphia, Pennsylvania. Mr. Slogoff was formerly with Entercom Communications Corp., a publicly traded radio broadcasting company, and was previously a member of the corporate and real estate group of the law firm of Dilworth, Paxson, LLP. Mr. Slogoff received a B.A. with Honors from the University of Pennsylvania in 1990, and a J.D. from the University of Miami School of Law in 1993. Mr. Slogoff provides valuable insight to our Board as a licensed attorney formerly engaged in private practice and as an experienced businessman in the commercial real estate industry. While practicing law, Mr. Slogoff advised clients on a variety of corporate, securities and finance matters and was involved in the public offering process, including an initial listing on the NYSE, and with other aspects of public company corporate matters. Over the past approximately 13 years, Mr. Slogoff has been actively engaged in commercial real estate through his ownership and management of Pearl Properties, LLC. His day-to-day responsibilities include a variety of functions such as financial analysis, arranging, negotiating and obtaining financing, sourcing and negotiating acquisitions and managing portfolio insurance coverage. Mr. Slogoff’s responsibility with respect to insurance matters and complex business strategy has brought valuable insight to our Board for the past 17 years. As noted above, Mr. Slogoff is not standing for reelection at the Annual Meeting.

Jon W. Springer was elected to our Board on February 22, 2013 to fill the vacancy created by Mr. Bradley I. Meier’s resignation. Mr. Springer was then elected as a director by our shareholders at the 2013 annual meeting last June. Mr. Springer also became our Executive Vice President and Chief Operating Officer of the Company in 2013. Mr. Springer was Executive Vice President of Universal Risk Advisors, Inc., a wholly-owned subsidiary of the Company, from June 2006 through March 2008, and the Executive Vice President of Blue Atlantic Reinsurance Corporation (“Blue Atlantic”), a wholly-owned subsidiary of the Company, since March 2008. Before joining Universal Risk Advisors, Inc., Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office. Mr. Springer earned his Bachelors of Arts degree from Hamline University in 1992 with a double major in economics and business management. Mr. Springer has extensive experience in the property and casualty insurance industry, including with respect to reinsurance arrangements. As an experienced leader in the industry, Mr. Springer has deep knowledge of the Company’s business and operational needs.

Joel M. Wilentz, M.D. has been a director of the Company since March 1997. Dr. Wilentz is one of the founding members of Dermatology Associates, founded in 1970, and of the Centers for Cosmetic Enhancement in Florida. He is a former member of the Board of Directors of the Neurological Injury Compensation Association (NICA) for the State of Florida. He is a former member of the Board of Directors of the Broward

County, Florida Medical Association. He was the former President of the Broward County Dermatological Society. Dr. Wilentz is at present, a member of the Board of Governors of Nova Southeastern University. Dr. Wilentz’s general business acumen and deep understanding of the Florida business, professional and regulatory environment allow him to provide independent guidance to our Board on a wide variety of general corporate and strategic matters.

Each nominee shall hold office until the next annual meeting of shareholders or the election and qualification of his successors.

Executive Officers

Officers are elected annually by the Board and serve at the discretion of the Board.

Stephen J. Donaghy became the Secretary and Chief Administrative Officer of the Company on February 22, 2013. Prior to taking on such roles, Mr. Donaghy served as the Company’s Executive Vice President since October 2006 and its Chief Information Officer since November 2009. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a private company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer. Mr. Donaghy earned his undergraduate degree from Indiana University of Pennsylvania in 1986 with a major in finance, a concentration in monetary economics and a minor in accounting.

Sean P. Downes. For biographical information on Sean P. Downes, see “Biographical Information - Directors.”

Jon W. Springer. For biographical information on Jon W. Springer, see “Biographical Information - Directors.”

Frank C. Wilcox became Chief Financial Officer and Principal Accounting Officer of the Company and Chief Financial Officer of the Company’s wholly-owned insurance subsidiaries effective October 1, 2013, following the voluntary resignation of George R. De Heer as of September 30, 2013. Prior to becoming Chief Financial Officer, Mr. Wilcox served as the Company’s Vice President - Finance since January 2011. Prior to joining the Company, Mr. Wilcox was Director of Consolidation and SEC reporting at Burger King Corporation from 2006 to 2011. From 2000 to 2006, he held various positions at BankUnited, including Senior Vice President and Controller. Earlier in his career, he served in various capacities within the financial services industry and gained significant experience with public company reporting and compliance matters, including acting as an auditor at a large public accounting firm. Mr. Wilcox has been licensed as a certified public accountant in New York since 1996. Mr. Wilcox received his bachelor’s degree in accounting from Ramapo College of New Jersey in 1989.

Committees and Corporate Governance

Board Leadership Structure

Our bylaws provide that the roles of Board Chairman and Chief Executive Officer may be filled by the same or different individuals, which provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The roles of Chairman and Chief Executive Officer of the Company are currently held by the same person, Sean P. Downes. The Board believes that the Company and its shareholders are best served by having Mr. Downes fill both positions. Mr. Downes’ tenure and experience with the Company make him most familiar with the business and challenges the Company faces in the current environment. His experience and expertise make him the most appropriate person to set agendas for, and lead discussions of, strategic matters affecting our business at this time. Moreover, this structure enables Mr. Downes to act as a bridge between management and the Board, and helps to promote unified leadership and direction.

Independence of Our Directors

SEC and NYSE rules require that at least a majority of our directors be independent of the Company and management. The Board has determined that each of the following current non-management directors is an “independent director,” as such term is defined by SEC and NYSE rules: Scott P. Callahan, Darryl L. Lewis, Michael A. Pietrangelo, Ozzie A. Schindler, Reed J. Slogoff and Joel M. Wilentz, M.D., and that Richard D. Peterson will be an independent director if he is elected at the Annual Meeting. The Board has determined that Mr. Palmieri will not be an independent director if he is elected at the Annual Meeting by virtue of the fact that his son, Matthew Palmieri, is currently employed as Senior Vice President of Blue Atlantic, an affiliate of the Company.

Our Corporate Governance Guidelines (“Governance Guidelines”) discussed below provide that our non-management directors meet at least quarterly in executive session. Our non-management directors chose Michael A. Pietrangelo as lead director to preside over executive session meetings. Our independent directors meet at least annually in a separate executive session meeting and met one (1) time in 2013. Interested parties may anonymously communicate any concerns concerning our Company to our non-management directors by calling 877-778-5463, which is the same number that employees may use to anonymously report complaints to the Audit Committee concerning accounting or auditing matters pursuant to our Code of Business Conduct and Ethics (“Code of Conduct”).

The Board’s Role in Risk Oversight

The Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management our Company policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Governance Committee assists in managing risk by annually reviewing the composition of the Board and its committees, including with regard to director independence, by assessing the adequacy of our corporate governance policies and procedures and by making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures. The Investment Committee considers risks related to the investment of the Company’s securities portfolio and reviews the performance of the portfolio, compliance with applicable state investment codes and regulations and adherence to the Company’s investment strategy. Each committee regularly reports to the Board. In addition, each year the Board reviews our reinsurance program by which we cede insurance risk to reinsurers.

Audit Committee

The Board has a separately designated Audit Committee, whose members are Darryl L. Lewis, Ozzie A. Schindler and Reed J. Slogoff, each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE. Mr. Schindler serves as chairman of the Audit Committee. The Board has determined that Ozzie A. Schindler is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee (i) recommends the firm to be appointed as the independent registered public accounting firm of the Company to audit the Company’s financial statements and to perform services related to the audit, (ii) reviews the scope and results of the audit with the independent registered public accounting firm, (iii) reviews the Company’s year-end operating results with management and the independent registered public accounting firm, and (iv) considers the adequacy of the internal accounting procedures.

The Audit Committee met separately eight (8) times during 2013 and the full Board, including the members of the Audit Committee, met six (6) times during the year to discuss the financial position of the Company, provide recommendations and guidance to management and evaluate strategies and financial opportunities and initiatives.

The Audit Committee operates under a written charter that was adopted by the Board and was most recently revised on March 3, 2014. The Audit Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Audit Committee annually reviews its charter for changes, as appropriate.

Audit Committee Report

The Audit Committee reviews and makes recommendations to the Board concerning the reliability and integrity of the Company’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with the Company’s policies and procedures, Code of Conduct and applicable laws and regulations. The Audit Committee annually recommends the Company’s independent auditor for appointment by the Board and ratification by the shareholders and evaluates the independence, qualifications and performance of the Company’s independent auditor. The Audit Committee also discusses with management the Company’s policies and procedures regarding risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures to be within the Company’s risk tolerance. The Audit Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2013, which include the balance sheets of the Company as of December 31, 2013 and 2012, and the related statements of income, shareholders’ equity and cash flows for the years ended December 31, 2013, 2012 and 2011 and the notes thereto (collectively, “Audited Financial Statements”).

The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under the applicable rules of the SEC and NYSE.

The Audit Committee has reviewed and discussed the Company’s Audited Financial Statements with management. The Audit Committee has discussed with Plante & Moran, PLLC, our independent registered public accounting firm for 2013, the matters required to be discussed in accordance with the Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, and matters related to the conduct of the audit of the Audited Financial Statements.

The Audit Committee has received written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Plante & Moran, PLLC its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Darryl L. Lewis            Ozzie A. Schindler            Reed J. Slogoff

Compensation Committee

The Board has a separately designated Compensation Committee to assist the Board in executive compensation matters. The Compensation Committee consists of Reed J. Slogoff, Darryl L. Lewis and Michael A. Pietrangelo, each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE. Mr. Slogoff serves as chairman of the Compensation Committee. Among its duties, the Compensation Committee assists the Board in discharging its responsibilities relating to corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of executive officers in light of those goals and objectives and determining compensation based on such evaluation. The Compensation Committee held 12 meetings during 2013. The Compensation Committee operates under a written charter that was adopted by the Board and was most recently revised on March 3, 2014. The Compensation Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Compensation Committee annually reviews its charter for changes, as appropriate.

Nominating and Governance Committee

The Board has a separately designated Nominating and Governance Committee, whose members are Scott P. Callahan, Michael A. Pietrangelo and Joel M. Wilentz, M.D., each of whom was determined by the Board to be independent under the applicable rules of the SEC and NYSE. Mr. Pietrangelo serves as chairman of the Nominating and Governance Committee. The Nominating and Governance Committee (i) assists the Board by identifying individuals qualified to become Board members and recommends to the Board nominees for the next annual meeting of shareholders and to fill vacancies in membership of the Board as they occur, (ii) recommends to the Board nominees for each committee of the Board, and (iii) considers matters relating to corporate governance generally, including assessing the adequacy of our corporate governance policies and procedures and making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures, our Governance Guidelines and our certificate of incorporation and bylaws. The Nominating and Governance Committee also oversees the director self-evaluation process and is responsible for maintaining orientation and continuing education programs for all directors.

The Nominating and Governance Committee and the Board maintain no formal policy regarding Board membership but view diversity expansively and consider, among other things, functional areas of experience, educational background, employment experience and leadership performance as well as those intangible factors that may be deemed appropriate to develop a heterogeneous and cohesive Board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties, and likelihood that he or she will be willing and able to serve on the Board for a sustained period.

The Board has not adopted a formal policy with regard to the consideration of any director nominees recommended by shareholders. The Nominating and Governance Committee believes it is appropriate for the Company not to have such a policy because, historically, no shareholder nominations of outside directors have been proffered. The Board and Nominating and Governance Committee will continue to monitor whether it is appropriate to implement a process for the consideration of director nominees recommended by shareholders.

The Nominating and Governance Committee met separately four (4) times during 2013. The Nominating and Governance Committee operates under a written charter that was adopted by the Board and was most recently revised on March 3, 2014. The Nominating and Governance Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Nominating and Governance Committee annually reviews its charter for changes, as appropriate.

Directors Scott P. Callahan and Michael A. Pietrangelo recommended Ralph J. Palmieri and Richard D. Peterson, respectively, to our Nominating and Governance Committee for consideration as new director nominees. The Nominating and Governance Committee considered the qualifications of Messrs. Palmieri and Peterson and recommended to our Board that such individuals be nominated for election at the Annual Meeting.

Investment Committee

The Board has a separately designated Investment Committee to assist in reviewing investment strategies and transactions made in connection with the Company’s investment portfolio. The Investment Committee members are Scott P. Callahan, Sean P. Downes, Reed J. Slogoff and Jon W. Springer. Mr. Callahan serves as chairman of the Investment Committee. The Investment Committee’s responsibilities include monitoring (i) whether the Company has adopted and adheres to a rational and prudent investment strategy, (ii) whether investment actions are consistent with the Company’s investment strategy, financial objectives and business goals, (iii) compliance with legal and regulatory requirements pertaining to investment and capital management, (iv) the competence and performance of the Company’s third-party investment advisors, and (v) such other matters as the Board or the Investment Committee deems appropriate. The Investment Committee does not make operating decisions about market timing, sector rotation or security selection, which are the responsibilities of management and the Company’s third-party investment advisors.

The Investment Committee met separately two (2) times during 2013. The Investment Committee operates under a written charter that was adopted by the Board and was most recently revised on March 3, 2014. The Investment Committee Charter is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Investment Committee annually reviews its charter for changes, as appropriate.

Code of Business Conduct and Ethics

Our Board adopted our Code of Conduct and most recently revised it on March 3, 2014. The Code of Conduct is applicable to all of our directors, officers and employees. It is publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Audit Committee annually reviews our Code of Conduct for changes, as appropriate.

Governance Guidelines

Our Board adopted our Governance Guidelines and most recently revised them on April 2, 2014. Our Governance Guidelines address director independence standards, conflicts of interest, meeting and committee procedures, membership criteria, director qualifications and duties and succession planning, among other pertinent governance matters. Our Governance Guidelines are publicly available at our headquarters in Fort Lauderdale, Florida and also on our website at www.universalinsuranceholdings.com. The Nominating and Governance Committee annually reviews the Governance Guidelines for changes, as appropriate.

Shareholder Communications

We have an established process for shareholders to send communications to the Board. Shareholders may anonymously communicate any concerns concerning our Company to our non-management directors by calling 877-778-5463, which is the same number that employees may use to anonymously report complaints to the Audit Committee concerning accounting or auditing matters pursuant to the Code of Conduct. Upon receipt of shareholder information, the non-management directors have discretion whether to convey any such information to our full Board.

Compensation Committee Interlocks and Insider Participation

Michael A. Pietrangelo, Darryl L. Lewis, Reed J. Slogoff and Joel M. Wilentz, M.D. served as members of the Compensation Committee during fiscal year 2013. There are no Compensation Committee interlocks.

Certain Relationships and Related Party Transactions

Our Code of Conduct addresses related party transactions, including transactions between the Company and our directors or executive officers, or their respective family members. Pursuant to the Code of Conduct, directors, officers and employees must notify the Chairman of the Audit Committee and the Chairman of the Board in writing of the existence of any relationship or transaction that may pose an actual or potential conflict of interest. Transactions between the Company and any of our executive officers or directors, and their respective family members, require the approval of a majority of disinterested directors. With respect to all other employees, outside legal counsel, acting independently, or the Board may determine whether a conflict exists. Any waivers of this policy as to an officer or director may only be approved by the Board. There are no family relationships among our current executive officers or directors.

The following discussion sets forth the relationships and transactions known by management to involve the Company or its subsidiaries and our directors or executive officers, or their respective family members, or the beneficial owners of more than 5% of any class of our outstanding stock. In each case, pursuant to the Code of Conduct, these relationships and transactions have been disclosed to the Board and a disinterested majority of the Board has approved the transaction or, in the case of an ongoing relationship that was presented to the Board, permitted the continuation and renewal of such relationship.

Downes and Associates, a multi-line insurance adjustment corporation based in Deerfield Beach, Florida performed certain claims adjusting work for UPCIC. Downes and Associates is owned by Dennis J. Downes, who is the father of Sean P. Downes, our President and Chief Executive Officer. During 2013, 2012 and 2011, we paid claims adjusting fees of $477,000, $623,000, $753,000, respectively, to Downes and Associates. All such amounts paid to Downes and Associates were no less favorable to the Company than could be obtained from third parties on an arm’s-length basis. Our agreement with Downes and Associates was terminated effective November 30, 2013 when Mr. Downes became an employee of the Company. As Senior Vice President of Claims, Mr. Downes is entitled to an annual base salary of $250,000 and an annual performance bonus. Mr. Downes received $9,615 in salary and $100,000 in bonus in 2013.

On February 22, 2013, Bradley I. Meier resigned as Chairman, President and Chief Executive Officer of the Company. Mr. Meier owns all of the outstanding shares of our Series M Preferred Stock. Effective as of February 22, 2013, Mr. Meier and the Company entered into a Founder and Adviser Agreement (“Adviser

Agreement”) pursuant to which Mr. Meier provides advisory and consulting services to the Company. Pursuant to the Adviser Agreement, Mr. Meier is paid an annual base salary of $575,000 and receives health and welfare benefits, an automobile allowance and reimbursement for travel, entertainment, mobile phone and related expenses. The Adviser Agreement expires on December 31, 2015.

On April 1, 2013, the Company entered into a repurchase agreement with Mr. Meier pursuant to which the Company repurchased an aggregate of 4,000,000 shares of Common Stock owned by Mr. Meier. The initial repurchase of 2,000,000 of Mr. Meier’s shares occurred on April 1, 2013 and the second repurchase of 2,000,000 of Mr. Meier’s shares occurred on May 23, 2013, in each case for a repurchase price of $4.02 per share. Mr. Meier also granted the Company a right of first refusal on any future sale or transfer for value of his shares of Common Stock to a third party through December 31, 2014 pursuant to the initial repurchase agreement. On May 23, 2013, the Company entered into a second repurchase agreement with Mr. Meier, pursuant to which the Company repurchased an additional 2,666,000 shares of Common Stock owned by Mr. Meier for a repurchase price of $4.50 per share. On August 1, 2013, the Company entered into a third repurchase agreement with Mr. Meier, pursuant to which the Company repurchased an additional 350,000 shares of Common Stock owned by Mr. Meier for a repurchase price of $7.02 per share. On January 2, 2014, the Company entered into a fourth repurchase agreement with Mr. Meier, pursuant to which the Company repurchased an additional 675,000 shares of Common Stock owned by Mr. Meier for a repurchase price of $11.11 per share. On March 25, 2014, the Company entered into a fifth repurchase agreement with Mr. Meier, pursuant to which the Company repurchased an additional 550,000 shares of Common Stock owned by Mr. Meier for a repurchase price of $13.16 per share. In each case, the repurchase price for the applicable shares of Common Stock repurchased from Mr. Meier represented a discount from the market price of the Common Stock on the date of repurchase.

On February 22, 2013, Norman M. Meier resigned as Secretary and director of the Company. Mr. Meier is the father of Bradley I. Meier, former President and Chief Executive Officer of the Company. The Company and Mr. Meier entered into an employment agreement dated as of February 22, 2013 (“Norman Meier Employment Agreement”) pursuant to which Mr. Meier provided marketing advisor services to the Company on a part-time basis. Pursuant to the Norman Meier Employment Agreement, Mr. Meier was entitled to receive an annual base salary of $85,000 and an annual bonus to be determined by the Company in its sole discretion, to participate in the Company’s health benefits plans and equity incentive plans and to receive reimbursement for certain business expenses. Mr. Meier received $65,385 in salary and bonus in 2013 pursuant to the Norman Meier Employment Agreement. The Norman Meier Employment Agreement was terminated by mutual agreement as of December 3, 2013. On August 14, 2013, the Company entered into a repurchase agreement with Mr. Meier, pursuant to which the Company repurchased 241,933 shares of Common Stock owned by Mr. Meier for a repurchase price of $7.57 per share, which represents a discount from the market price of the Common Stock on the date of repurchase.

On June 6, 2013, the Company entered into a Consulting Agreement (“SPC Agreement”) with SPC Global RE Advisors, Limited Liability Company (“SPC Global”) pursuant to which SPC Global will provide consulting services and advice to the Company in connection with reinsurance matters. Scott P. Callahan, director of the Company, is the president and managing member of SPC Global. Pursuant to the SPC Agreement, the Company pays SPC Global an annual retainer fee of $120,000 and SPC Global received $68,000 in retainer fees in 2013. The SPC Agreement expires on May 31, 2016.

George R. De Heer voluntarily resigned as our Chief Financial Officer as of September 30, 2013. Mr. De Heer and the Company entered into a Consulting Agreement effective as of October 1, 2013 (“De Heer Consulting Agreement”) pursuant to which Mr. De Heer provides consulting services and guidance to Mr. Wilcox as successor Chief Financial Officer. The De Heer Consulting Agreement is effective through July 1,

2014, unless earlier terminated in accordance with its terms. Mr. De Heer will be paid an aggregate amount of $200,000 during the term of the De Heer Consulting Agreement, and he was paid a signing bonus of $56,250 in connection therewith. Mr. De Heer received $117,788 in salary and bonus in 2013 pursuant to the De Heer Consulting Agreement. The De Heer Consulting Agreement provides for reimbursement of out-of-pocket expenses reasonably incurred in performance of Mr. De Heer’s consulting services and certain health, dental, life, disability and long term care insurance payments for a period extending through September 30, 2014.

Matthew Palmieri is the son of Ralph J. Palmieri, one of our new director nominees. Matthew Palmieri is currently employed as Senior Vice President of Blue Atlantic, an affiliate of the Company, pursuant to an Employment Agreement with Blue Atlantic dated as of December 18, 2013 (“Palmieri Employment Agreement”). Mr. Palmieri is entitled to receive an annual base salary of $350,000 and an annual bonus at the discretion of Blue Atlantic pursuant to the Palmieri Employment Agreement. Mr. Palmieri is entitled to participate in benefit plans generally available to Blue Atlantic employees in similar positions and in equity incentive plans available to Blue Atlantic employees, including the Company’s equity incentive plan. Mr. Palmieri is also entitled to receive an automobile allowance and life insurance benefits pursuant to the Palmieri Employment Agreement. The Palmieri Employment Agreement expires on December 31, 2015. Mr. Palmieri served as an employee of the Company prior to entering into the Palmieri Employment Agreement and in that capacity Mr. Palmieri received $328,846 in salary and bonus in 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the Company’s executive compensation program and reviews actions taken by the Compensation Committee concerning the 2013 compensation of our President and Chief Executive Officer (“Chief Executive Officer”), Executive Vice President and Chief Operating Officer (“Chief Operating Officer”), Chief Administrative Officer (“Chief Administrative Officer”) and Chief Financial Officer and Principal Accounting Officer (“Chief Financial Officer”) (collectively, the “Named Executive Officers”). We also discuss the transitions of Sean P. Downes from Chief Operating Officer to Chief Executive Officer of the Company, Jon W. Springer from Executive Vice President of Blue Atlantic to Chief Operating Officer of the Company, Stephen J. Donaghy from Executive Vice President to Chief Administrative Officer of the Company and Frank C. Wilcox from Vice President—Finance to Chief Financial Officer and Principal Accounting Officer of the Company, each effective during fiscal year 2013.

The Compensation Committee oversees our compensation program for our Named Executive Officers and the equity compensation program for the Company’s employees generally. The Compensation Committee also provides guidance to the Chief Executive Officer regarding his recommendations for the compensation of all other executive officers. In making its decisions, the Compensation Committee takes into account, among other things, the Company’s performance, shareholder alignment, individual employee performance and the Company’s executive succession and retention needs.

Objectives and Overview

The objectives of our compensation programs are to:

Drive superior performance — Encourage our executive officers to achieve sound, profitable growth through prudent but effective execution of the elements of the Company’s growth strategy;

Focus on long-term success — Provide a significant portion of executive compensation through programs linked to the Company’s long-term success as incentives to help maximize shareholder return; and

Attract and retain key executives — Retain key existing talent whose continued employment we judge to be crucial to the Company’s success and growth and to attract and retain new talent.

The following table outlines the major elements of compensation in fiscal year 2013 for the former Chief Executive Officer, Bradley I. Meier, and the current Chief Executive Officer, Mr. Downes, Chief Operating Officer, Mr. Springer, Chief Administrative Officer, Mr. Donaghy and Chief Financial Officer, Mr. Wilcox:

Elements of Compensation		Description	Purpose
Short-Term Compensation	Base Salary	Fixed annual compensation set from year to year under terms of existing employment agreements (see “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control” below).	To attract and retain talent.
	Performance-Based Cash Incentive	An annual opportunity with actual payouts measured as a percentage of pre-tax income or after-tax profit. In lieu of a cash incentive based on pre-tax income or after-tax profit, Mr. Wilcox is instead eligible to receive an annual discretionary bonus.	To focus management on short-term (one (1) year) financial results in the measure most commonly used by shareholders and to provide for qualified performance-based compensation that is deductible for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Long-Term Incentive Compensation	Non-qualified stock options granted at fair market value and restricted stock grants	Options give the holder the right to receive a number of shares of Common Stock at an exercise price equal to the fair market value on the date the option was granted. Restricted stock gives the holder the right to the value of shares at the time of vesting and directly aligns the interests of our investors and our executives.	To motivate executives to drive long-term increases in Common Stock market price.
Benefit Plans	401(k), Life Insurance and Medical Benefits	Standard benefit plans provided by similar companies.	To provide market-competitive benefits.
Perquisites	Auto Allowance	An allowance of up to $7,500 per year toward the acquisition or use of an automobile.	To serve as an additional employment incentive.

Original Employment Agreements with the Chief Executive Officer and Chief Operating Officer

The Company entered into employment agreements with Mr. Meier, as Chief Executive Officer, and Mr. Downes, as Chief Operating Officer, several years ago, which agreements have been amended from time to time (“Original Employment Agreements”). The Original Employment Agreements were effective through

February 22, 2013. The Original Employment Agreements established the base salary and annual performance incentives applicable to each executive and provided the principal framework for the cash compensation paid to Messrs. Meier and Downes through February 22, 2013. The Original Employment Agreements are more fully described below under “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control.”

At the time the Company entered into the Original Employment Agreements with Messrs. Meier and Downes, it was creating and developing internal capabilities for underwriting, claims processing, premium setting, investing and reinsurance placement. The Company has continued to improve and refine those processes and, over the past few years, has expanded the states in which it writes homeowners’ insurance policies. In addition, as the Company’s operations expanded, Messrs. Meier and Downes assumed more diverse functions within the Company. Through February 22, 2013, in our judgment, Mr. Meier and Mr. Downes were the individuals most responsible for continued development and implementation of our business strategy and were the individuals most responsible for our accomplishments.

Our rationale for entering into the Original Employment Agreements with Messrs. Meier and Downes and their continuation through February 22, 2013 included the following:

•	Recognizing that through February 22, 2013, Messrs. Meier and Downes were our two key employees, responsible for many major business functions, including investment of reserves, regulatory compliance in multiple states, the processes for developing the proprietary models and the methods for underwriting, claims, reinsurance and investment as well as development of the broker network in Florida and other states;

•	Recognizing the unique and deep institutional knowledge of Messrs. Meier and Downes and their respective contributions in internalizing the Company’s operations, including marketing strategies, agent incentive and management, policy development, risk management, claims, reinsurance analysis, rating engine, investment analysis and broker relations which enabled, among other things, the rapid mobilization of marketing programs in newly licensed states;

•	Rewarding past and continued performance in the establishment and profitable growth of the insurance business by Messrs. Meier and Downes;

•	Recognizing that, through February 22, 2013, the continued growth of the Company was dependent on the services of Messrs. Meier and Downes in their respective capacities as Chief Executive Officer and Chief Operating Officer; and

•	Differentiating compensation based on experience, responsibilities and performance levels among our executives.

As noted above, the Original Employment Agreements established the compensation framework for each of Mr. Meier and Mr. Downes through February 22, 2013.

2013 Compensation Based on the Original Employment Agreements

Base Salary

The Original Employment Agreements with each of Mr. Meier and Mr. Downes contemplated an annual base salary increase of 20% each year. In 2012, Mr. Meier agreed to limit his annual salary increases to 7.25% for 2012, 2013 and 2014, and Mr. Downes agreed to limit his annual salary increases to 7.25% for years after 2012. These provisions in the Original Employment Agreements formed the basis for the salary increases through February 22, 2013 for each of Mr. Meier and Mr. Downes reported in the Summary Compensation Table below.

Incentive Bonus Compensation

Under the Original Employment Agreements, Messrs. Meier and Downes were entitled to receive an annual incentive performance bonus equal to a specified percentage of the Company’s pre-tax income. In connection with Mr. Meier’s resignation from his position as Chief Executive Officer of the Company, Mr. Meier agreed that he would not receive an annual bonus for 2013. In connection with Mr. Downes’ appointment to the position of Chief Executive Officer, the Company entered into a new employment agreement with Mr. Downes also providing for the payment to Mr. Downes of an annual incentive bonus equal to a specified percentage of the Company’s pre-tax income. Mr. Downes’ annual bonus for 2013 was determined in accordance with his new employment agreement, which is further described below.

Long-Term Equity Incentive Compensation

The Compensation Committee does not use a specific formula to calculate the number of options or restricted shares that it awards to executives nor does it explicitly set future award levels or opportunities on the basis of what our executives earned from prior awards. While the Compensation Committee takes past awards into account, it does not base future awards solely in view of those past awards. In determining the specific amounts to be granted to each executive, the Compensation Committee will consider factors such as the executive’s position, his or her contribution to the Company’s performance, and the overall package of cash and equity compensation for the executive.

The Compensation Committee did not award any long-term incentive compensation under the Original Employment Agreements in 2013.

Perquisites and Fringe Benefits

In 2013, Messrs. Meier and Downes received health and welfare benefits, such as group medical, group life and long-term disability coverage under the Original Employment Agreements. Under the Original Agreements, Messrs. Meier and Downes were each entitled to an automobile allowance of $7,500 per annum during 2013. Other than an employer matching contribution to the accounts of certain Named Executive Officers under the Company’s 401(k) Plan (as defined herein), which is the same matching contribution rate that the Company provides all eligible full-time employees, the Company did not offer Messrs. Meier and Downes any qualified or nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement under the Original Employment Agreements.

The Compensation Committee set overall compensation for Messrs. Meier and Downes through February 22, 2013 based upon the framework established by each executive’s Original Employment Agreement and, therefore, did not utilize comparator groups or bench-marking data in making compensation decisions for these executives. During 2013, the Compensation Committee did not retain the services of a compensation consultant.

New Employment Agreements with the Chief Executive Officer, Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer

Effective February 22, 2013, Mr. Meier resigned from his positions as Chairman, President and Chief Executive Officer of the Company to pursue opportunities outside the residential homeowners’ insurance industry. Also effective February 22, 2013, the Board appointed Mr. Downes as Chief Executive Officer of the Company, Mr. Springer as Chief Operating Officer of the Company and Mr. Donaghy as Chief Administrative Officer of the Company. Mr. Downes has been employed in an executive capacity by the Company or its insurance affiliates since 2003 and had been the Company’s Senior Vice President, Chief Operating Officer and a director since 2005. Mr. Springer served as Executive Vice President of Blue Atlantic since 2008 and from 2006 through 2008 was the Executive Vice President of Universal Risk Advisors, Inc., each a wholly-owned subsidiary of the Company. Mr. Donaghy served as Executive Vice President of the Company since October 2006 and since November 2009 served as the Company’s Chief Information Officer. Following the voluntary resignation of George R. De Heer, Mr. Wilcox became Chief Financial Officer effective as of October 1, 2013. Mr. Wilcox served as the Company’s Vice President - Finance since January 2011.

Effective February 22, 2013, the Company entered into an amended and restated employment agreement with Mr. Downes (“Downes New Employment Agreement”) which provides for continuity in leadership and leadership transition and forms the framework for his compensation with the Company through 2015. Effective February 22, 2013, the Company entered into a new employment agreement with Mr. Springer (“Springer Employment Agreement”) which provides the framework for his compensation through the end of 2014. Each of the Downes New Employment Agreement and the Springer Employment Agreement was filed in its entirety with the SEC as an exhibit to the Company’s Form 8-K, dated as of February 22, 2013. Effective February 22, 2013, the Company entered into a new employment agreement with Mr. Donaghy (“Donaghy Employment Agreement”) which provides the framework for his compensation through the end of 2014. The Donaghy Employment Agreement was filed in its entirety with the SEC as an exhibit to the Company’s Form 8-K, dated as of March 21, 2013. Effective October 1, 2013, the Company entered into an Employment Agreement with Mr. Wilcox (“Wilcox Employment Agreement”) which provides a framework for his compensation through October 1, 2015. The Wilcox Employment Agreement was filed in its entirety with the SEC as an exhibit to the Company’s Form 8-K, dated as of August 5, 2013. The Downes New Employment Agreement, Springer Employment Agreement and Donaghy Employment Agreement are collectively referred to in this Proxy Statement as the “New Employment Agreements.”

In negotiating the New Employment Agreements, the Compensation Committee was guided by the following principles and limitations:

Content of Each Executive’s Prior Employment Agreements. The principles underlying each executive’s prior employment agreement with the Company formed the basis for the New Employment Agreements, as the Compensation Committee was mindful of each executive’s critical importance to the ongoing success of our business and the rights and entitlements of each executive under his prior employment agreement.

Limited Term. Given the continuing evolution of our business and the changing roles of Messrs. Downes, Springer and Donaghy in helping the Company to achieve its goals, the Committee wanted to enter into only fixed-term contracts (three (3) years for Mr. Downes; two (2) years for Messrs. Springer and Donaghy) that did not obligate the Company to pay severance in the event of non-renewal of the contract at the expiration of the term.

Pay for Performance. The New Employment Agreements contemplate that a substantial portion of each executive’s compensation is performance based either in the form of annual incentives based on income or after-tax profit or through long-term restricted stock grants whose value to the executive is directly tied to share price. The New Employment Agreements also limit annual salary increases to 7.25%.

Double-Trigger Change in Control Protections. The Compensation Committee required that the New Employment Agreements provide for severance protections in the context of a change in control only if the executive’s employment is terminated following the change in control. This is a substantial change from the Original Employment Agreement with Mr. Downes. The New Employment Agreements also continue the Compensation Committee’s past practice of not providing tax gross-ups.

2013 Compensation Under the New Employment Agreements and the Wilcox Employment Agreement

Base Salary

The New Employment Agreements with Messrs. Downes, Springer and Donaghy contemplate an annual base salary increase of 7.25% for each year during the respective terms of the employment agreements. The Wilcox Employment Agreement does not specify such an increase, but allows the Compensation Committee to adjust Mr. Wilcox’s base salary during the term based on the recommendation of the Chief Executive Officer. The table below lists the base salaries in effect for 2013 under each of the New Employment Agreements and the Wilcox Employment Agreement:

2013 Base Salary Under New Employment Agreements
Sean P. Downes	$2,000,000
Jon W. Springer	$1,250,000
Stephen J. Donaghy	$750,000
Frank C. Wilcox	$350,000

Annual Incentive Compensation

Under the New Employment Agreements, Messrs. Downes and Springer are each entitled to receive an annual incentive performance bonus equal to a specified percentage of the Company’s pre-tax income, and Mr. Donaghy is entitled to receive an annual incentive performance bonus equal to a specified percentage of the Company’s after-tax profit. The New Employment Agreements with Messrs. Downes, Springer and Donaghy use pre-tax income and after-tax profit to determine annual incentive compensation because pre-tax income and after-tax profits reflect the synthesis of the elements necessary to successfully operate and grow the Company’s business and are measures commonly used by investors to evaluate our operational success. The measure further recognizes the central roles of Messrs. Downes, Springer and Donaghy within the Company. The annual incentive bonuses paid to Messrs. Downes, Springer and Donaghy for 2013 were $4,289,701, $2,712,313 and $935,108, respectively.

Long-Term Equity Incentive Compensation

In 2013, in connection with their appointments to their current positions and their entry into the New Employment Agreements and the Wilcox Employment Agreement, the Compensation Committee awarded restricted stock grants to each of Messrs. Downes, Springer, Donaghy and Wilcox. Mr. Downes received a grant of 500,000 restricted shares in 2013, vesting in April 2014. Mr. Springer received a grant of 250,000 restricted shares, vesting in April 2014. Mr. Donaghy received a grant of 100,000 restricted shares, also vesting in April 2014. Mr. Wilcox received a grant of 150,000 restricted shares, vesting in two (2) equal tranches in October 2014 and October 2015. In addition, the Compensation Committee considered the achievements of the Named

Executive Officers and the strong performance of the Company during 2013 and, in recognition of extraordinary performance by Messrs. Downes, Springer and Donaghy during 2013, the Compensation Committee awarded Mr. Springer an option for 100,000 shares of Common Stock in March 2013 and a second option for 300,000 shares of Common Stock in July 2013, Mr. Downes an option for 300,000 shares of Common Stock in November 2013, and Mr. Donaghy an option for 200,000 shares of Common Stock, also in November 2013. Mr. Springer’s stock option awards vest in three (3) equal tranches on the first, second and third anniversaries of the grant date, and each of the awards to Messrs. Downes and Donaghy vests in three (3) equal tranches on the third, fourth and fifth anniversaries of the grant date.

The Compensation Committee did not award any long-term incentive compensation to Messrs. Meier or De Heer for 2013.

Perquisites and Fringe Benefits

In 2013, Messrs. Downes, Springer, Donaghy and Wilcox received health and welfare benefits, such as group medical, group life and long-term disability coverage under the New Employment Agreements and the Wilcox Employment Agreement. Under their New Employment Agreements, each of Messrs. Downes, Springer and Donaghy were also entitled to an annual automobile allowance.

In addition, we believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn under their employment agreements and based on the Company’s performance (or, in Mr. Wilcox’s case, his individual performance). Accordingly, other than an employer matching contribution to the accounts of certain Named Executive Officers under the Company’s 401(k) Plan (as defined herein), which is the same matching contribution rate that the Company provides all eligible full-time employees, the Company did not offer Messrs. Downes, Springer, Donaghy or Wilcox any qualified or nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement under the New Employment Agreements or the Wilcox Employment Agreement in 2013.

Advisory Votes on Compensation

The Board recognizes the fundamental interest that our shareholders have in the compensation of our executive officers. At the 2011 annual meeting, our shareholders approved, on an advisory basis, the compensation of our Named Executive Officers (a “say-on-pay proposal”) as disclosed in the proxy statement for such meeting. Our shareholders approved the say-on-pay proposal by the affirmative vote of 80% of the shares cast on that proposal. While the Compensation Committee believes that this result generally affirms our shareholders’ support of the Company’s approach to executive compensation, as described above, the Compensation Committee made certain changes to the Company’s compensation program in 2013 to reflect changes in management and the evolution of the Company. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our executive officers.

Also at the 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote (a “say-on-frequency proposal”) on how often the Company should include a say-on-pay proposal in its proxy statement. Based on our shareholders’ vote on the say-on-frequency proposal, the Board determined that we will hold shareholder say-on-pay advisory votes on executive compensation once every three (3) years, with the next say-on-pay advisory vote solicited in this Proxy Statement under Proposal 3.

Tax Considerations

Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our executive officers may be limited to the extent that it exceeds $1.0 million in any one (1) year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). For the performance bonuses of Messrs. Downes, Springer and Donaghy, as set forth in the New Employment Agreements, to qualify as “performance-based compensation,” the performance-based formulas used to determine them must be approved by our shareholders, which approval was obtained at the 2013 annual meeting. We reserve the right to pay compensation that is not deductible. A substantial portion of the compensation paid or awarded under the Downes New Employment Agreement and the Springer Employment Agreement is not deductible by operation of Section 162(m). For 2013, the Company paid approximately $1.7 million in compensation to Mr. Downes and approximately $464,000 in compensation to Mr. Springer under their respective New Employment Agreements that was not deductible by operation of Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Michael A. Pietrangelo             Reed J. Slogoff             Darryl L. Lewis

Summary Compensation Table

The following table sets forth the compensation paid to or earned by the Named Executive Officers during each of the Company’s last three (3) fiscal years.

Name and Principal Position	Year	Salary			Bonus		Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)		Total ($)
Sean P. Downes, Chief Executive Officer, President and Chairman	2013		$2,219,391			—	$2,440,000		$365,434		$4,289,701		$80,591		$9,395,117
	2012		$2,234,434			—	$2,190,500		$436,300		$1,709,621		$83,853		$6,654,708
	2011		$1,409,250			—	$3,366,000		$522,570		$1,096,191		$83,461		$6,477,472

Jon W. Springer, Chief Operating Officer and Director (3)	2013		$1,397,084			—	$1,220,000		$300,062		$2,712,313		$34,288		$5,663,747

Stephen J. Donaghy, Chief Administrative Officer (4)	2013		$705,461			—	$488,000		$243,623		$935,108		$51,059		$2,423,251

Frank C. Wilcox, Chief Financial Officer and Principal Accounting Officer (5)	2013		$215,231			$100,000	$1,282,500		—		—		$4,622		$1,602,353

Bradley I. Meier, Former Chief Executive Officer, President and Director (6)	2013 2012 2011	$ $ $	2,444,295 2,707,988 1,999,225	(7)		— — —	— — —	$	— — 522,570	$ $	— 2,229,494 1,411,589	$ $ $	160,305 51,531 49,420	$ $ $	2,604,600 4,989,013 3,982,804

George R. De Heer, Former Chief Financial Officer and Principal Accounting Officer (8)	2013 2012 2011	$ $ $	333,750 300,000 300,000		$ $	— 75,000 60,000	— — —	$	— — 130,643		— — —	$ $ $	33,957 33,888 33,299	$ $ $	367,707 408,888 523,942

(1)	The amounts disclosed for option awards represent the grant date fair value estimated using a Black-Scholes option pricing model utilizing the following assumptions:

Year	Expected Volatility	Expected Dividend Yield	Exercise Price	Risk Free Interest Rate (%)	Expected Term in Years
2013	34.74%	7.80%	$7.39	0.41%	2.08
2012	48.40%	11.40%	$3.51	0.62%	4.25
2011	59.60%	8.90%	$4.70	1.47%	4.08

(2)	For further details regarding all other compensation contained in this column, see the “All Other Compensation” table below.
(3)	Mr. Springer became Chief Operating Officer and Director as of February 22, 2013.
(4)	Mr. Donaghy became Chief Administrative Officer as of February 22, 2013.
(5)	Mr. Wilcox became Chief Financial Officer as of October 1, 2013.
(6)	Mr. Meier resigned as President, Chief Executive Officer and Chairman as of February 22, 2013.
(7)	Includes payment of Mr. Meier’s accrued vacation benefits under the Meier Original Employment Agreement.
(8)	Mr. De Heer resigned as Chief Financial Officer as of September 30, 2013.

Salary

Salary includes wages and paid time off, such as vacation and company holidays.

Bonus

Mr. De Heer, our former Chief Financial Officer and Principal Accounting Officer, was entitled to an annual performance bonus determined at the Company’s discretion. Mr. Wilcox, our current Chief Financial Officer and Principal Accounting Officer, is also entitled to an annual performance bonus determined at the Company’s discretion.

Option and Stock Awards

Option and stock awards are reported at grant date fair value.

Non-Equity Incentive Plan Compensation

Per the Downes New Employment Agreement, Mr. Downes is entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company up to $5 million and 4% of the pre-tax income of the Company in excess of $5 million. Per the Springer Employment Agreement, Mr. Springer is entitled to an annual performance bonus equal to 2.5% of the pre-tax income of the Company. Per the Donaghy Employment Agreement, Mr. Donaghy is entitled to an annual performance bonus equal to 1.5% of the after-tax profit of the Company.

All Other Compensation

All other compensation for the fiscal year ended December 31, 2013 consisted of the following:

Name	Year	Insurance Premiums		Long-Term Care (3)	401(k) Match (4)	Auto Allowance and Related Expenses		Total
		Medical/ Dental (1)	Life/ Disability (2)
Sean P. Downes	2013	$18,437	$9,129	$32,775	$12,750	$7,500		$80,591
	2012	$17,449	$9,129	$32,775	$17,000	$7,500		$83,853
	2011	$17,557	$9,129	$32,775	$16,500	$7,500		$83,461
Jon W. Springer	2013	$454	$1,469	$12,415	$12,750	$7,200		$34,288
Stephen J. Donaghy	2013	$16,648	$2,415	$13,246	$12,750	$6,000		$51,059
Frank C. Wilcox	2013	—	—	—	$4,622	—		$4,622
Bradley I. Meier	2013	$13,943	$1,149	$29,795	—	$115,418	(5)	$160,305
	2012	$13,087	$1,149	$29,795	—	$7,500		$51,531
	2011	$10,976	$1,149	$29,795	—	$7,500		$49,420
George R. De Heer	2013	—	$2,405	$14,302	$12,750	$4,500		$33,957
	2012	—	$2,405	$14,302	$11,181	$6,000		$33,888
	2011	—	$2,405	$14,302	$10,592	$6,000		$33,299

(1)	We paid medical and dental insurance premiums for Messrs. Downes, Springer, Donaghy and Meier for coverage not provided to all employees.
(2)	We paid life insurance premiums for our Named Executive Officers, except Mr. Wilcox, for coverage not provided to all employees.
(3)	We provided long-term care insurance premiums for our Named Executive Officers, except Mr. Wilcox, for coverage not provided to all employees.
(4)	We matched employee contributions to the 401(k) accounts of our Named Executive Officers, except Mr. Meier, subject to limitations of the 401(k) Plan (as defined below). Mr. Meier did not participate in the 401(k) Plan and, therefore, did not receive a matching contribution from the Company.
(5)	In connection with Mr. Meier’s resignation, the Company transferred title of an automobile valued at $63,818 to Mr. Meier and paid Mr. Meier a tax gross-up of $44,400 to cover payroll taxes applicable to the automobile. The amount reflected includes the value of the automobile in addition to the tax gross-up amount.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of executive compensation plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2013.

Name	Grant Date	Date Award Approved by Comp. Committee (If Different from Grant Date)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Sean P. Downes	4/1/2013	3/8/2013	500,000	—	—	$2,440,000
	11/12/2013	10/30/2013	—	300,000	$8.01	$365,434
Jon W. Springer	4/1/2013	3/8/2013	250,000	—	—	$1,220,000
	3/12/2013	3/8/2013	—	100,000	$4.51	$36,868
	7/8/2013	7/3/2013	—	300,000	$7.33	$263,194
Stephen J. Donaghy	4/1/2013	3/8/2013	100,000	—	—	$488,000
	11/12/2013	10/30/2013	—	200,000	$8.01	$243,623
Frank C. Wilcox	8/8/2013	8/3/2013	150,000	—	—	$1,282,500

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the Named Executive Officers concerning unexercised options, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2013.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sean P. Downes	350,000	—	$5.84	2/2/2015	—	—
	350,000	—	$4.87	5/19/2015	—	—
	100,000	—	$4.70	6/23/2018	—	—
	250,000	—	$3.51	9/4/2019	—	—
	—	250,000	$3.51	9/4/2019	—	—
	—	300,000	$8.01	11/20/2020	—	—
	—	—	—	—	1,100,000	$15,928,000
Jon W. Springer	—	100,000	$4.51	3/12/2018	—	—
	—	300,000	$7.33	7/8/2018	—	—
	—	—	—	—	250,000	$3,620,000
Stephen J. Donaghy	30,000	—	$4.70	6/23/2018	—	—
	—	200,000	$8.01	11/12/2020	—	—
	—	—	—	—	100,000	$1,448,000
Frank W. Wilcox	—	—	—	—	150,000	$2,172,000
Bradley I. Meier	350,000	—	$4.87	5/19/2015	—	—
	100,000	—	$4.70	6/23/2018	—	—

(1)	The option held by Mr. Downes for 250,000 unvested shares of Common Stock will vest on September 4, 2014. The option held by Mr. Downes for 300,000 unvested shares of Common Stock will vest in three (3) equal tranches on November 12, 2016, November 12, 2017 and November 12, 2018. The option held by Mr. Springer for 100,000 unvested shares of Common Stock vested or will vest in three (3) equal tranches on March 12, 2014, March 12, 2015 and March 12, 2016. The option held by Mr. Springer for 300,000 unvested shares of Common Stock will vest in three (3) equal tranches on July 8, 2014, July 8, 2015 and July 8, 2016. The option held by Mr. Donaghy for 200,000 unvested shares of Common Stock will vest in three equal (3) tranches on November 12, 2016, November 12, 2017 and November 12, 2018.
(2)	The 1,100,000 restricted shares of Common Stock held by Mr. Downes vests as follows: 250,000 shares vested on January 1, 2014, 200,000 shares vested on March 28, 2014, 500,000 shares vested on April 7, 2014 and 150,000 shares will vest on December 31, 2014. The 250,000 restricted shares of Common Stock held by Mr. Springer vested on April 7, 2014. The 100,000 restricted shares of Common Stock held by Mr. Donaghy vested on April 7, 2014. The 150,000 restricted shares of Common Stock held by Mr. Wilcox will vest in two (2) equal tranches on October 1, 2014 and October 1, 2015.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the Named Executive Officers concerning options exercised and stock vested during the fiscal year ended December 31, 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean P. Downes	200,000	$474,000	552,000	$2,547,880
Jon W. Springer	225,000	$862,750	—	—
Bradley I. Meier	700,000	$1,949,000	—	—
George R. De Heer	95,000	$213,500	—	—

Pension Benefits

The Company does not provide any employees with a defined benefit pension plan. The Company supports the “Universal Property & Casualty 401(k) Profit Sharing Plan and Trust” (“401(k) Plan”). The Company makes a matching contribution in cash to the accounts of the participants equal to 100% of the employee’s deferral up to 5% of that employee’s compensation subject to limitations of the 401(k) Plan.

Nonqualified Deferred Compensation

The Company does not provide any employees with any nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table sets forth certain information with respect to all of our equity compensation plans in effect as of the fiscal year ended December 31, 2013.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (1)
Equity compensation plans approved by security holders	4,125,000	$5.56	1,947,037

(1)	Includes a reduction in the amount of 1,450,000 shares of restricted Common Stock to be granted to Named Executive Officers in 2014 and 2015 under applicable employment agreements.

Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control

The following summaries describe the Original Employment Agreements between the Company and Messrs. Meier and Downes, the New Employment Agreements with Messrs. Downes, Springer and Donaghy, the Wilcox Employment Agreement with Mr. Wilcox and the employment agreement between the Company and Mr. De Heer and sets forth potential amounts payable to each Named Executive Officer upon termination of employment or a change in control under such agreements.

Employment Agreement with Mr. Meier

The Company’s Original Employment Agreement with Mr. Meier is dated as of August 11, 1999. The Company and Mr. Meier have amended Mr. Meier’s Original Employment Agreement, with the most recent amendment effective as of August 23, 2012 (the employment agreement and the amendments are collectively referred to as the “Meier Original Employment Agreement”). Under the terms of the Meier Original Employment Agreement, Mr. Meier served as the Company’s President and Chief Executive Officer. Pursuant to the Meier Original Employment Agreement, Mr. Meier was entitled to receive a base salary of $2,299,621 in 2013 and he was entitled to a 7.25% increase in base salary each year beginning in 2012. Additionally, pursuant to the Meier Original Employment Agreement, Mr. Meier was entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company up to $5 million, and 4% of the pre-tax income of the Company in excess of $5 million; provided, however, that any such bonus was contingent upon our shareholders approving such bonus formula, which they have done. In connection with Mr. Meier’s resignation effective February 22, 2013, it was agreed that Mr. Meier would not receive a performance bonus for 2013.

Mr. Meier was also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Meier Original Employment Agreement contained noncompete, nonsolicitation and confidentiality provisions.

In the event that the Company terminated the Meier Original Employment Agreement, the Company was obligated to pay Mr. Meier 24 months’ total compensation. In addition, in the event of a change in control of the Company, the Company was obligated to pay Mr. Meier an amount equal to 48 months’ base salary, plus two (2) times any bonus paid for the preceding fiscal year, including any taxes resulting from such payment in accordance with applicable U.S. tax laws. Further, in the event of a change in control, all options held by Mr. Meier would vest and become immediately exercisable. However, if it was determined by an independent accounting firm that any of the amounts payable to Mr. Meier upon a change in control would be subject to an excise tax under Section 4999 of the Code, then the value of the payments which constitute “parachute payments” would have been reduced to an amount equal to 2.99 times Mr. Meier’s “base amount,” as those terms are defined under Section 280G(b)(2) of the Code. Generally, the “base amount” equals the average of the taxable compensation paid during the preceding five taxable years.

If Mr. Meier died during the term of his employment, the Company would have been obligated to pay to his estate compensation which would otherwise be payable to Mr. Meier for the shorter of (i) three (3) years from the date of his death, or (ii) through the termination date of his employment agreement. If Mr. Meier became disabled during the term of his employment for a consecutive period of 365 days, the Company would have been entitled to terminate the officership held. In the event of such termination, Mr. Meier would have remained an employee of the Company and received 70% of his compensation and all of his fringe benefits.

The Meier Original Employment Agreement provided that such agreement would expire on December 31, 2012 but automatically renew each year thereafter unless the Company or Mr. Meier provided written notice that the agreement was being terminated 60 days in advance of the anniversary date of the Meier Original Employment Agreement.

On February 22, 2013, Mr. Meier resigned as President and Chief Executive Officer of the Company. No severance or other payments were paid to Mr. Meier in connection with his resignation. However, the Company entered into the Adviser Agreement described in “Certain Relationships and Related Party Transactions” pursuant to which Mr. Meier provides advisory and consulting services to the successor Chief Executive Officer, Mr. Downes, and to the Board and its committees. Under the Adviser Agreement, Mr. Meier receives a base salary of $575,000 and is entitled to health and welfare benefits, an automobile allowance and a mobile phone allowance. In addition, pursuant to the Adviser Agreement, the Company paid Mr. Meier for his accrued vacation time but Mr. Meier will not accrue any additional vacation time in his new role. The Adviser Agreement includes nondisparagement, noncompete, nonsolicitation and confidentiality provisions and other customary terms. Pursuant to the Adviser Agreement, Mr. Meier will not seek or have access to material nonpublic information not otherwise known to him as of February 22, 2013. The Adviser Agreement expires on December 31, 2015, unless earlier terminated in accordance with its terms.

Employment Agreement with Mr. Downes

The Company’s Original Employment Agreement with Mr. Downes is dated as of January 1, 2005, and provided that Mr. Downes would serve as the Company’s Senior Vice President and Chief Operating Officer. The Company and Mr. Downes amended the agreement, with the most recent amendment dated August 23,

2012 (the employment agreement and the amendments are collectively referred to as the “Downes Original Employment Agreement”). Pursuant to the Downes Original Employment Agreement, Mr. Downes was entitled to receive a base salary of $1,825,406 in 2013 and he was entitled to a 7.25% increase in base salary on January 1, 2014. Additionally, pursuant to the Downes Original Employment Agreement, Mr. Downes was entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company, provided, however, that any such bonus was contingent upon our shareholders approving such bonus formula, which they have done. Under the Downes Original Employment Agreement, the Company had the option to grant Mr. Downes options or warrants to purchase Common Stock.

Under the Downes Original Employment Agreement, Mr. Downes was also eligible to receive health and welfare benefits, such as group medical, group life and long-term disability coverage. The Downes Original Employment Agreement contained noncompete, nonsolicitation and confidentiality provisions.

In the event of a change in control of the Company, the Company was obligated to pay Mr. Downes an amount equal to 48 months’ base salary, plus an amount equal to two (2) times any bonuses paid for the preceding fiscal year. However, if it was determined by an independent accounting firm that any of the amounts payable to Mr. Downes upon a change in control would be subject to an excise tax under Section 4999 of the Code, then the value of the payments which constitute “parachute payments” would have been reduced to an amount equal to 2.99 times Mr. Downes’ “base amount,” as those terms are defined under Section 280G(b)(2) of the Code. Generally, the “base amount” equals the average of the taxable compensation paid during the preceding five taxable years. Further, in the event of a change in control, all options held by Mr. Downes would vest and become immediately exercisable.

If Mr. Downes died during the term of his employment, under the Downes Original Employment Agreement, the Company would have been obligated to pay to his estate compensation which would otherwise be payable to Mr. Downes for the shorter of (i) one (1) year from the date of his death, or (ii) through the termination date of his employment agreement. If Mr. Downes became disabled during the term of his employment for a consecutive period of 90 days, the Company would have had the option to terminate the officership held. In the event of such termination, Mr. Downes would have remained an employee of the Company and received 50% of his compensation and all of his fringe benefits for a period ending on the next December 31st or 270 days, whichever was longer.

The Downes Original Employment Agreement provided that such agreement would expire on December 31, 2013 unless extended in writing by the Company.

On February 22, 2013, Mr. Downes succeeded Mr. Meier as President and Chief Executive Officer of the Company. In connection with the succession, the Company entered into the Downes New Employment Agreement which supersedes the Downes Original Employment Agreement. Under the Downes New Employment Agreement, Mr. Downes is entitled to receive an annual base salary of $2,000,000, which amount increased by 7.25% on January 1, 2014 and will increase by 7.25% on January 1, 2015 over the rate then in effect. Mr. Downes will also receive an annual performance bonus of 3% of the Company’s pre-tax income up to $5,000,000 and 4% of the Company’s pre-tax income over $5,000,000, subject to the Company’s shareholders approving the material terms of the performance goals for such bonus, which they did at the 2013 annual meeting. Mr. Downes also received a total of 1,500,000 restricted shares of Common Stock in three (3) separate grants. The shares will vest over a period of three (3) years, with 500,000 of such shares being subject to the achievement of performance-based vesting standards. Mr. Downes’ receipt of such shares is subject to his continued employment through the applicable grant date and vesting date.

Mr. Downes is entitled to receive the health and welfare benefits to which he was entitled under the Downes Original Employment Agreement. The Company also pays annual premiums for Mr. Downes’ term life insurance policy in the amount of $1,000,000. Mr. Downes is entitled to participate in the Company’s benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the discretion of Board, based upon the recommendation of the Compensation Committee.

In the event of a change in control of the Company during the term of the Downes New Employment Agreement, and Mr. Downes is involuntarily terminated without cause or resigns for good reason within 24 months after such change in control, the Company will be obligated to pay Mr. Downes a lump sum cash amount equal to 48 months’ base salary, plus two (2) times any bonuses paid for the preceding fiscal year. Such amounts are subject to adjustment pursuant to certain sections of the Code. Further, in the event of a change in control, all options held by Mr. Downes vest and become immediately exercisable.

The Downes New Employment Agreement contains noncompete, nonsolicitation and confidentiality provisions. The Downes New Employment Agreement expires on December 31, 2015.

Employment Agreement with Mr. Springer

The Springer Employment Agreement is effective as of February 22, 2013 and provides that Mr. Springer will serve as the Company’s Senior Vice President and Chief Operating Officer. Pursuant to the Springer Employment Agreement, Mr. Springer is entitled to receive an annual base salary of $1,250,000, which amount increased by 7.25% on January 1, 2014. Mr. Springer will also receive an annual performance bonus of 2.5% of the Company’s pre-tax income, to be computed as of December 31 of each year, subject to the Company’s shareholders approving the material terms of the performance goals for such bonus, which they did at the 2013 annual meeting.

Mr. Springer is entitled to participate in the Company’s benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the discretion of the Compensation Committee. Mr. Springer also received a total of 500,000 restricted shares of Common Stock in two (2) separate grants. The shares vest over a period of eight (8) to 12 months from the applicable grant date. Mr. Springer’s receipt of such shares is subject to his continued employment through the applicable grant date and vesting date. Pursuant to the Springer Employment Agreement, the Company pays annual premiums for Mr. Springer’s term life insurance policy in the amount of $1,000,000.

In the event that the Company terminates Mr. Springer’s employment without cause or if Mr. Springer voluntarily terminates his employment for good reason, Mr. Springer is entitled to receive a lump-sum cash payment equal to Mr. Springer’s base salary for a period of 12 months and certain other payments, provided that Mr. Springer executes a valid and irrevocable release agreement in favor of the Company and Mr. Springer is not in breach of certain provisions of the Springer Employment Agreement. All restricted stock awards held by Mr. Springer will become fully vested immediately prior to the applicable date of termination without cause or voluntary termination for good reason.

If Mr. Springer dies during the term of the Springer Employment Agreement, the Company will pay to Mr. Springer’s estate, among other payments, a lump sum cash payment equal to Mr. Springer’s ending base salary for the lesser of (i) one (1) year from the date of death or (ii) the remaining term of the Springer Employment Agreement, and any employee benefits to which Mr. Springer may be entitled to pursuant to the Company’s employee benefit plans through such period. If, during the term of the Springer Employment Agreement, Mr. Springer becomes disabled, then the Company may suspend the officership but Mr. Springer shall remain an employee of the Company and receive his compensation and benefits for the lesser of (i) one (1) year from the date of such suspension or (ii) the remaining term of the Springer Employment Agreement.

In the event of a change in control of the Company during the term of the Springer Employment Agreement, and Mr. Springer is involuntarily terminated without cause or resigns for good reason within 24 months after such change in control, the Company will be obligated to pay Mr. Springer a lump sum cash amount equal to 48 months’ base salary, plus two (2) times any bonuses paid for the preceding fiscal year. Such amounts are subject to adjustment pursuant to certain sections of the Code. Further, in the event of a change in control, all options held by Mr. Springer shall vest and become immediately exercisable.

The Springer Employment Agreement contains non-compete, non-disparagement, non-solicitation and confidentiality provisions. The Springer Employment Agreement expires on December  31, 2014.

Employment Agreement with Mr. Donaghy

The Donaghy Employment Agreement is effective as of February 22, 2013 and provides that Mr. Donaghy will serve as the Company’s Chief Administrative Officer. Pursuant to the Donaghy Employment Agreement, Mr. Donaghy is entitled to receive an annual base salary of $750,000, which amount was increased by 7.25% on January 1, 2014. Mr. Donaghy will also receive an annual performance bonus of 1.5% of the Company’s after-tax profit, computed as of December 31 of each year, subject to the Company’s shareholders approving the material terms of the performance goals for such bonus, which they did at the 2013 annual meeting.

Mr. Donaghy is entitled to participate in the Company’s benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the discretion of the Compensation Committee. Mr. Donaghy also received a total of 300,000 restricted shares of Common Stock in two (2) separate grants. The shares vest over a period of six (6) to 18 months from the applicable grant date. Mr. Donaghy’s receipt of such shares is subject to his continued employment through the applicable grant date and vesting date. Pursuant to the Donaghy Employment Agreement, the Company pays annual premiums for Mr. Donaghy’s term life insurance policy in the amount of $1,000,000.

If the Company terminates Mr. Donaghy’s employment without cause or if Mr. Donaghy terminates his employment for good reason, Mr. Donaghy will also be entitled to receive a lump-sum cash payment equal to his base salary for a period equal to the remaining term of the Donaghy Employment Agreement, provided that Mr. Donaghy executes a release agreement in favor of the Company and is not in breach of certain provisions of the Donaghy Employment Agreement.

In the event of a change in control of the Company during the term of the Donaghy Employment Agreement, and Mr. Donaghy is involuntarily terminated without cause or resigns for good reason within 24 months after such change in control, the Company will be obligated to pay Mr. Donaghy a lump sum cash amount equal to 48 months’ base salary. Such amounts are subject to adjustment pursuant to certain sections of the Code. Further, in the event of a change in control, all options held by Mr. Springer shall vest and become immediately exercisable.

The Donaghy Employment Agreement includes non-compete, non-disparagement, non-solicitation and confidentiality restrictions. The Donaghy Employment Agreement expires on December 31, 2014.

Employment Agreement with Mr. De Heer

George R. De Heer voluntarily resigned as our Chief Financial Officer as of September 30, 2013. The Company’s prior employment agreement with Mr. De Heer was dated as of September 30, 2010, and provided that Mr. De Heer would serve as the Company’s Chief Financial Officer and Principal Accounting Officer (“De Heer Employment Agreement”). Pursuant to the De Heer Employment Agreement, Mr. De Heer was entitled to receive an annual base salary of $300,000 and an annual performance bonus as determined by the Company in its sole discretion.

Mr. De Heer was eligible to participate in the benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the discretion of the Company.

The De Heer Employment Agreement contained nondisparagement, noncompete, nonsolicitation and confidentiality provisions. The De Heer Employment Agreement expired on September 30, 2013 pursuant to Mr. De Heer’s notice of resignation to the Company on June 30, 2013.

Mr. De Heer and the Company entered into the De Heer Consulting Agreement effective as of October 1, 2013 pursuant to which Mr. De Heer provides consulting services and guidance to Mr. Wilcox as successor Chief Financial Officer. The De Heer Consulting Agreement is effective through July 1, 2014, unless earlier terminated in accordance with its terms. Mr. De Heer will be paid an aggregate amount of $200,000 during the term of the De Heer Consulting Agreement, and he was paid a signing bonus of $56,250 in connection therewith. The De Heer Consulting Agreement provides for reimbursement of out-of-pocket expenses reasonably incurred in performance of Mr. De Heer’s consulting services and certain health, dental, life, disability and long term care insurance payments for a period extending through September 30, 2014.

Employment Agreement with Mr. Wilcox

The Wilcox Employment Agreement is effective as of October 1, 2013, and provides that Mr. Wilcox will serve as the Company’s Chief Financial Officer and Principal Accounting Officer as of October 1, 2013. Pursuant to the Wilcox Employment Agreement, Mr. Wilcox is entitled to receive an annual base salary of $350,000. Mr. Wilcox will also receive an annual performance bonus as determined by the Compensation Committee in its sole discretion.

Mr. Wilcox is entitled to participate in the Company’s benefit plans generally available to Company employees in similar positions and in the Company’s equity incentive plans at the discretion of the Compensation Committee.

The Wilcox Employment Agreement contains nondisparagement, noncompete, nonsolicitation and confidentiality provisions. The Wilcox Employment Agreement expires on October 1, 2015.

Potential Payments Upon Termination or Change of Control

The following table presents the potential payments to which the Chief Executive Officer, Sean P. Downes, Chief Operating Officer, Jon W. Springer, Chief Administrative Officer, Stephen J. Donaghy, and Chief Financial Officer, Frank C. Wilcox, would be entitled under their respective employment agreements and assumes that the triggering event took place on December 31, 2013.

Name (1)	Benefit	Upon Termination without Cause or for Good Reason	Upon Change in Control (4)	Upon Death (5)	Upon Disability (6)
Sean P. Downes	Base Salary	—	8,000,000	2,000,000	2,000,000
	Bonus (2)	—	8,579,402	4,289,701	4,289,701
	Equity Compensation (3)	—	13,371,500	—	7,240,000
	Other Post-Employment Obligations	—	—	—	80,591
	Reduction pursuant to Section 280G of the Code	—	(3,918,500)	—	—
Jon W. Springer	Base Salary	1,250,000	5,000,000	1,250,000	1,250,000
	Bonus (2)	2,712,313	5,424,626	2,712,313	2,712,313
	Equity Compensation (3)	3,620,000	6,762,000	—	3,740,000
	Other Post-Employment Obligations	12,683	—	—	34,288
	Reduction pursuant to Section 280G of the Code	—	(7,071,321)	—	—
Stephen J. Donaghy	Base Salary	750,000	1,500,000	—	—
	Equity Compensation (3)	—	1,294,000	—	—
	Reduction pursuant to Section 280G of the Code	—	—	—	—
Frank C. Wilcox	Base Salary	612,500	—	—	—
	Equity Compensation (3)	2,172,000	2,172,000	—	—
	Reduction pursuant to Section 280G of the Code	—	—	—	—

(1)	This table omits payment information concerning Bradley I. Meier, former Chief Executive Officer, and George R. De Heer, former Chief Financial Officer. Mr. Meier resigned as Chief Executive Officer as of February 22, 2013. Although his resignation would have been a triggering event under the Meier Original Employment Agreement, Mr. Meier agreed to forego any termination payments that would have been due upon his resignation. Mr. De Heer resigned as Chief Executive Officer as of September 30, 2013 upon expiration of the De Heer Employment Agreement. No triggering event could take place with respect to Mr. De Heer as of December 31, 2013 because the De Heer Employment Agreement expired by its terms prior to such date.
(2)	Bonus calculations are based upon 2013 pretax income of the Company with respect to Messrs. Downes and Springer.
(3)	Includes the “intrinsic value” as of December 31, 2013 (that is, the value based upon the last reported sales price of our Common Stock on the NYSE on December 31, 2013 ($14.48), and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested in the event of termination of employment, death, disability or a change in control assuming the awards are not assumed or substituted. Amounts do not include the value of any vested shares or exercisable stock options. These equity awards, because they are fully vested or exercisable as applicable, would not be accelerated upon a given triggering event. For all outstanding equity awards owned by our Named Executive Officers as of December 31, 2013, see “Outstanding Equity Awards at Fiscal Year-End” above.
(4)	With respect to Messrs. Downes and Springer, the amounts represent the sum of (i) 48 months base salary, plus (ii) two (2) years of incentive bonus payments, and (iii) the intrinsic value of equity awards that would vest upon a change in control, and taking into account reductions pursuant to Section 280G of the Code. With respect to Mr. Donaghy, the amounts represent the sum of (i) 24 months base salary plus (ii) the intrinsic value of equity awards that would vest upon a change in control. With respect to Mr. Wilcox, the amount represents the intrinsic value of equity awards that would vest upon a change in control.
(5)	With respect to Messrs. Downes and Springer, the amounts represent the salary and incentive bonus that each officer otherwise would have received for a period that is the lessor of (i) one (1) year or (ii) the remaining term of the Downes New Employment Agreement or Springer Employment Agreement, as applicable.
(6)	With respect to Messrs. Downes and Springer, the amounts represent the salary, incentive bonus, equity compensation and fringe benefits that each officer otherwise would have received for a period that is the lessor of (i) one (1) year or (ii) the remaining term of the Downes New Employment Agreement or Springer Employment Agreement, as applicable. Fringe benefits estimates are based upon the cost of 2013 fringe benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following tables set forth certain information as of April 8, 2014 relating to the beneficial ownership of the Series M Preferred Stock, Series A Preferred Stock and Common Stock by (i) all persons that we know beneficially own more than 5% of any class of the Company’s outstanding stock, (ii) each of our Named Executive Officers, directors and director nominees, and (iii) all of our executive officers and directors as a group. Knowledge of the beneficial ownership of the Common Stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Except as otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

Series M Preferred Stock Held by Our Named Executive Officers

As of April 8, 2014, the following table sets forth information regarding the number and percentage of shares of Series M Preferred Stock held by our Named Executive Officers.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Bradley I. Meier	2,000	100%

(1)	The mailing address of Mr. Meier is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

Series A Preferred Stock Held by Certain Beneficial Owners

As of April 8, 2014, the following table sets forth information regarding the number and percentage of shares of Series A Preferred Stock held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the outstanding Series A Preferred Stock. The holder of all Series A Preferred Stock is neither a director nor a Named Executive Officer.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Phylis R. Meier	9,975	100%

(1)	The mailing address of Ms. Meier is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

Common Stock Owned by Directors and Management

As of April 8, 2014, the following table sets forth information regarding the number and percentage of shares of Common Stock beneficially owned by our directors, new director nominees and Named Executive Officers individually, and our directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Sean P. Downes	2,130,999	6.0%
Bradley I. Meier (4)	1,210,752	3.4%
Stephen J. Donaghy (5)	621,487	1.8%
Jon W. Springer (6)	512,132	1.4%
Joel M. Wilentz, M.D. (7)	290,538	*
Michael A. Pietrangelo (8)	235,000	*
Reed J. Slogoff	194,806	*
Frank C. Wilcox	150,000	*
Ozzie A. Schindler (9)	128,652	*
George R. De Heer	21,742	*
Darryl L. Lewis	1,325	*
Scott P. Callahan	1,000	*
Richard D. Peterson	—	—
Ralph J. Palmieri	—	—
Executive officers and directors as a group (12 people) (10)	4,265,939	11.9%

(1)	The mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.
(2)	A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days from April 8, 2014 upon the exercise of stock options or conversion of Series A Preferred Stock or Series M Preferred Stock. Except as otherwise specified, each beneficial owner’s percentage ownership is determined by assuming that stock options, Series A Preferred Stock and Series M Preferred Stock that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from April 8, 2014 have been exercised or converted.
(3)	Asterisks represent percentage holdings below 1.0%.
(4)	Includes 10,000 shares of Common Stock issuable upon conversion by Mr. Meier of Series M Preferred Stock.
(5)	Includes an option held by Mr. Donaghy to purchase an aggregate of 30,000 shares of Common Stock.
(6)	Includes an option held by Mr. Springer to purchase an aggregate of 33,333 shares of Common Stock.
(7)	Includes an option held by Dr. Wilentz to purchase an aggregate of 135,000 shares of Common Stock.
(8)	Includes an option held by Mr. Pietrangelo to purchase an aggregate of 135,000 shares of Common Stock.
(9)	Includes an option held by Mr. Schindler to purchase an aggregate of 45,000 shares of Common Stock.
(10)	See footnotes (2), (5) – (9) above.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

(PROPOSAL 2)

Rule 14a-21 of the Exchange Act affords our shareholders the right to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended. At the 2011 annual meeting, our shareholders approved, on an advisory (nonbinding) basis, the say-on-pay proposal as disclosed in the proxy statement for such meeting. Our shareholders approved the say-on-pay proposal by the affirmative vote of 80% of the shares cast on that proposal. While the Compensation Committee believes that this result generally affirms our shareholders’ support of the Company’s approach to executive compensation, as described in this proxy statement, the Compensation Committee made certain changes to the Company’s compensation program in 2013 to reflect changes in management and the evolution of the Company. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our executive officers.

Also at our 2011 annual meeting, our shareholders had the opportunity to vote on an advisory say-on-frequency proposal on how often we should include a say-on-pay proposal in the proxy statement for our annual meeting. Based on our shareholders’ vote on the say-on-frequency proposal, the Board determined that we will hold shareholder say-on-pay advisory votes on executive compensation once every three (3) years, with the next say-on-frequency advisory vote to be held at the 2017 annual meeting.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to provide compensation to retain the executive talent that has been central to our consistent and high-level growth and to offer incentive-based programs to challenge executives to increase pre-tax income and after-tax profit by balancing the essential elements of the business without imprudent risk. We believe the focus on sound, profitable growth best serves the interests of our shareholders. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

Highlights of our executive compensation program include the following:

•	the Compensation Committee’s intention is to promote sound, profitable growth by using compensation to reward past growth and future growth in both pre-tax and after-tax profit;

•	the Compensation Committee recognizes the entrepreneurial nature of the Company and desires to retain the individuals most responsible for the Company’s consistent leadership among its peers in growth and total shareholder return;

•	the Compensation Committee believes the provisions of the existing employment agreements with Messrs. Downes, Springer, Donaghy and Wilcox serve the Company’s interests by providing base salaries that recognize both the entrepreneurial nature of the Company and their past achievements driving the Company’s profitable growth;

•	the Compensation Committee believes that maintaining income as the principal measurement for cash incentive awards directs management to sound profitable growth because success in the Company’s business depends on balancing a number of interests, such as investment of reserves, underwriting, premium setting, reinsurance strategies, claims processing, sales and geographic expansion to spread risk; and

•	Messrs. Downes, Springer and Donaghy, separately and together, are principally responsible for the various aspects of the business and the balancing of those aspects and, as such, generally assume more responsibility and duty than officers at comparable companies.

In 2013, the Compensation Committee negotiated new employment agreements with each of Messrs. Downes, Springer, Donaghy and Wilcox upon appointment to their current positions. Each of these agreements provide for fixed terms expiring in either 2014 (with respect to Messrs. Springer and Donaghy) or 2015 (with respect to Messrs. Downes and Wilcox). These terms are in contrast to the automatically renewed terms under the employment agreements with the Company’s former Chief Executive Officer and President, Mr. Bradley I. Meier, and with Mr.Downes in his former position as Chief Operating Officer. The Compensation Committee believes that the fixed-term employment agreements provide the Compensation Committee greater flexibility to adjust the compensation program as the Company evolves.

The Compensation Committee reviews the compensation program for our Named Executive Officers to ensure it achieves the desired goal of directing management toward sound, profitable growth and recognizing the Company’s growth over time. We are asking our shareholders to indicate their support for the compensation program for our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the Company’s shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and narrative disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

The Audit Committee recommended and the Board approved the appointment of the accounting firm Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year 2014, subject to shareholder ratification. Blackman Kallick, LLP, as predecessor to Plante & Moran, PLLC, audited the Company’s financial statements for the fiscal years ended December 31, 2004 through 2011. Blackman Kallick, LLP merged with and into Plante & Moran, PLLC, effective July 1, 2012, with Plante & Moran, PLLC being the surviving entity. Plante & Moran, PLLC audited the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012.

Audit Fees

Audit fees paid to Plante & Moran, PLLC for the fiscal years ended December 31, 2013 and 2012 were $677,700 and $565,500, respectively.

Audit Related Fees

Audit related fees paid to Plante & Moran, PLLC for the fiscal years ended December 31, 2013 and 2012 were $0 and $73,539, respectively.

Tax Fees

Tax fees paid to Plante & Moran, PLLC for each of the fiscal years ended December 31, 2013 and 2012 were $51,000 and $49,500, respectively.

All Other Fees

There were no other fees for products and services provided by Plante & Moran, PLLC for the fiscal years ended December 31, 2013 and 2012.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

All audit related services must be pre-approved by the Audit Committee, which concluded that the provision of such services by Plante & Moran, PLLC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Board has appointed Plante & Moran, PLLC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Representatives of Plante & Moran, PLLC have been invited to attend the Annual Meeting. If representatives of Plante & Moran, PLLC attend the Annual Meeting, such representatives will have the opportunity to make a statement and will be available to answer shareholder questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, WE WILL PROVIDE TO ANY SHAREHOLDER, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE SEC. REQUESTS FOR COPIES OF THE ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO FRANK C. WILCOX, UNIVERSAL INSURANCE HOLDINGS, INC., 1110 WEST COMMERCIAL BOULEVARD, FORT LAUDERDALE, FLORIDA 33309 OR (954)  958-1200.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders (collectively, “Reporting Persons”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the review of copies of Forms 3, 4 and 5 provided to us and written representations by the Reporting Persons, we believe that, for the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except as follows: President and Chief Executive Officer, Sean P. Downes filed one late Form 4 for the disposition of 94,334 shares of Common Stock on January 7, 2013; former director Norman M. Meier filed one late Form 4 for the acquisition of 50,000 shares of Common Stock and disposition of 43,743 shares of Common Stock on May 24, 2013; director Joel M. Wilentz, M.D. filed one late Form 4 for the disposition of 127,447 shares of Common Stock on May 22, 2013; director Scott P. Callahan filed one late Form 3 for the initial statement of beneficial ownership on July 9, 2013; and director Darryl L. Lewis filed one late Form 3 for the initial statement of beneficial ownership on July 9, 2013.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2015 annual meeting must be received by the Company no later than December 25, 2014 to be considered for inclusion in the proxy statement for fiscal year 2014 relating to such meeting.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement, the Annual Report, and the notice of the annual meeting is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of this Proxy Statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the Annual Report, or the notice of the annual meeting to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Frank C. Wilcox, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309 or (954) 958-1200.

Shareholders of record residing at the same address and currently receiving multiple copies of proxy statements may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, to request that only a single copy of the Proxy Statement be mailed in the future. Please contact the transfer agent by phone at (212) 509-4000 or by mail at 17 Battery Place, New York, NY 10004. Beneficial owners, as described above, should contact their broker or bank.

OTHER MATTERS

The Company knows of no business that will be presented for action at the Annual Meeting other than those matters referred to herein. If other matters do come before the meeting, the persons named as proxies will act and vote according to their best judgment on behalf of the shareholders they represent.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen J. Donaghy, Secretary April 22, 2014

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK « « « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

UNIVERSAL INSURANCE HOLDINGS, INC. 1110 WEST COMMERCIAL BLVD. FORT LAUDERDALE, FL 33309 ATTN: FRANK WILCOX

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 4, 2014.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲  FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED  ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.

					FOR	AGAINST	ABSTAIN
1. Proposal 1: Election of nine directors for a term ending in 2015.			2.	Proposal 2: Approval, on an advisory basis, of the Company’s executive compensation.	☐	☐	☐
NOMINEES:

(01)  Scott P. Callahan,

(02)  Sean P. Downes,

(03)  Darryl L. Lewis,

(04)  Ralph J. Palmieri,

(05)  Richard D. Peterson,

(06)  Michael A. Pietrangelo,

(07)  Ozzie A. Schindler,

(08)  Jon W. Springer and

(09)  Joel M. Wilentz, M.D.

	FOR (check this box to vote for all nominees except as marked below) ☐	WITHHELD (check this box to withhold votes for all nominees) ☐			FOR	AGAINST	ABSTAIN
			3.	Proposal 3: Ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.	☐	☐	☐
			Change of Address or Comments Mark Here			☐

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.)			COMPANY ID: PROXY NUMBER:

ACCOUNT NUMBER:

Signature of Shareholder	Signature of Additional Shareholder(s)	Dated	, 2014.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 5, 2014.

The Proxy Statement and our 2013 Annual Report to Shareholders are available at:

http://www.cstproxy.com/universalinsuranceholdings/2014

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REVOCABLE PROXY FOR HOLDERS OF COMMON STOCK, SERIES A PREFERRED STOCK

AND SERIES M PREFERRED STOCK

UNIVERSAL INSURANCE HOLDINGS, INC.

Annual Meeting of Shareholders on June 5, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Frank C. Wilcox, with full power of substitution, as the lawful proxy of the undersigned and hereby authorizes him to represent and to vote as designated below all shares of common stock, Series A preferred stock and Series M preferred stock of Universal Insurance Holdings, Inc. (“Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Eastern Daylight Time, on June 5, 2014 at the Loews Boston Hotel, Taylor Room, 350 Stuart Street, Boston, Massachusetts 02116, and at any adjournment thereof. Holders of common stock, Series A preferred stock and Series M preferred stock are entitled to one vote per share.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all director nominees set forth in Proposal 1 and FOR all matters set forth in Proposals 2 and 3.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

(Continued, and to be marked, dated and signed, on the other side)